As filed with the Securities and Exchange Commission on November 28, 2025

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLORA GROWTH CORP.

(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada	2833	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3230 W. Commercial Boulevard, Suite 180
Fort Lauderdale, Florida 33309
Tel: (954) 842-4989

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

__________________________________

Dany Vaiman

Chief Financial Officer

3230 W. Commercial Boulevard,
Suite 180

Fort Lauderdale, Florida 33309
Tel: (954) 842-4989

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
__________________________________

Copies of communications to:

Richard Raymer
Nicholas Arruda
Dorsey & Whitney LLP
Toronto-Dominion Centre
66 Wellington St. W, Suite 3400
Toronto, ON M5K 1E6, Canada
(416) 367-7370

Approximate Date of Commencement of Proposed Sale to the Public: From time to time, after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 28, 2025

PRELIMINARY PROSPECTUS

Flora Growth Corp.

Resale of up to 6,300,000 Common Shares Offered by the Selling Shareholder

This prospectus relates to the potential offer and sale from time to time by White Lion Capital LLC (“White Lion” or the “Selling Shareholder”) of up to 6,300,000 common shares, no par value (the “Shares”) of Flora Growth Corp. (the “Company”), an Ontario, Canada corporation, that have been or  may be issued by us to the Selling Shareholder pursuant to that certain share purchase agreement, dated as of November 28, 2025, by and between the Company and the Selling Shareholder (the “ELOC Agreement”), establishing an equity line of credit (“ELOC”).

Pursuant to the terms of the ELOC Agreement, we may elect, in our sole discretion, to issue and sell to the Selling Shareholder, from time to time, up to $25 million of Shares after the date of this prospectus, which amount may be increased to up to an aggregate of $50 million of common shares upon mutual agreement by the parties and subject to the satisfaction of certain conditions. This prospectus covers the resale by the Selling Shareholder of an aggregate of 6,300,000 Shares, comprised of: (i) the Initial Commitment Shares (as defined herein); and (ii) the Shares that we may, in our sole discretion, elect to issue and sell to White Lion, from time to time after the date of this prospectus, as part of the $50 million Total Commitment pursuant to the ELOC Agreement. We have not yet sold any Shares to White Lion under the ELOC Agreement. See “ELOC Financing” for a description of the ELOC Agreement and “Selling Shareholder” for additional information regarding the Selling Shareholder.

The Selling Shareholder may sell or otherwise dispose of our Shares described in this prospectus in a number of different ways and at varying prices. See "Plan of Distribution" for more information about how the Selling Shareholder may sell or otherwise dispose of such Shares. White Lion is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the "Securities Act").

Our common shares are traded on the Nasdaq Capital Market tier of the Nasdaq Stock Market LLC (“Nasdaq” or “Nasdaq Stock Market”) under the symbol “FLGC”. On November 26, 2025, the last reported per share sale price of our common shares on Nasdaq was $8.00.

We are an "emerging growth company" and a "smaller reporting company" under the federal securities laws, and as such, have elected to comply with certain reduced public company reporting requirements. See "Prospectus Summary - Implications of Being an Emerging Growth Company", "Prospectus Summary - Implications of Being a Smaller Reporting Company" and "Risk Factors - Risks Related to this Offering and Ownership of Our Shares."

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, any amendments or supplements, any free writing prospectuses, and any documents incorporated by reference carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

The date of this prospectus is                        , 2025

_______________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the United States Securities and Exchange Commission (the "SEC"). You should read this prospectus, including the documents incorporated by reference herein, and the related registration statement carefully. This prospectus and registration statement contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement. We have not, and the Selling Shareholder has not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement is accurate only as of the date on the front of the respective document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

References in this prospectus to the "Registrant," the "Company," "Flora," "we," "us" and "our" refer to Flora Growth Corp., a company incorporated in the Province of Ontario, and its consolidated subsidiaries, unless the context requires otherwise.

Enforceability of Civil Liabilities

We are a corporation organized under the laws of the Province of Ontario. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Canada, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

Market, Industry and Other Data

The documents incorporated by reference into this prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled "Risk Factors". These and other factors could cause our future performance to differ materially from our assumptions and estimates. See the section titled "Cautionary Statement Regarding Forward-Looking Statements".

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as "may", "will", "should", "believe", "expect", "could", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus and the documents incorporated by reference herein, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus and the documents incorporated by reference herein. Risks and uncertainties, the occurrence of which could adversely affect our business, include, but are not limited to, the following:

• our limited operating history and net losses;

• fluctuations in the market price of $0G, the native token of the 0G Chain, a layer-1 blockchain designed to enable users to deploy and operate decentralized artificial intelligence ("AI") applications and data ("Tokens" or "0G Tokens", each a "0G Token" or "0G") or any other digital assets we might hold;

• the possibility that any one of the 0G tokens, Solana, and any other assets we might hold (collectively, the "Cryptocurrencies") may be classified as a "security";

• decrease in liquidity of 0G Tokens or any other digital assets we might hold;

• our ability to continue as a going concern absent access to sources of liquidity;

• damage to our reputation as a result of negative publicity;

• exposure to product liability claims, actions and litigation;

• risks associated with product recalls;

• continuing research and development efforts to respond to technological and regulatory changes;

• our ability to successfully integrate businesses that we acquire;

• our ability to achieve economies of scale;

• our ability to fund overhead expenses, including costs associated with being a publicly-listed company

• maintenance of effective quality control systems;

• changes to energy prices and supply;

• risks associated with expansion into new jurisdictions;

• regulatory compliance risks;

• potential delisting resulting in reduced liquidity of our common shares; and

• the other risks described under Part I, Item 1A, "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the "2024 Annual Report") filed with the SEC on March 24, 2025, as well as described from time to time in our other filings with the SEC.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus or the documents incorporated by reference herein. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus and the documents incorporated by reference herein, they may not be predictive of results or developments in future periods.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our common shares and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy common shares.

Overview

Flora, which will be rebranded as ZeroStack, is investing in the future of AI infrastructure through strategic ownership in 0G Tokens (as defined below), which participate in an open and decentralized AI network.

We also operate as a global pharmaceutical distributor through our wholly owned subsidiary Phatebo. Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical products to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others. Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. On September 20, 2025, we entered into an agreement for the disposition of certain components of our existing hemp and cannabis business, as described below under the header “Agreement to Sell Legacy Hemp and Cannabis Business.”

On August 4, 2025, the Company effected a 1-for-39 share consolidation of the Company's issued and outstanding common shares, by filing Articles of Amendment to the Company's amended and restated Articles of Incorporation with the Ontario Ministry of Public and Business Service Delivery and Procurement. The Company common shares began trading on a post-share consolidation basis as of the opening of the Nasdaq on August 4, 2025. Unless otherwise indicated, all other share and per share prices in this prospectus have been adjusted to reflect the share consolidation or reverse stock split.

Cryptocurrency Treasury Strategy

In early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

Private Placement

On May 2, 2025, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “May 2025 Investors”) in connection with the issuance and sale by us to the May 2025 Investors via a private placement (the “May 2025 Private Placement”) of an aggregate of 80,333 common shares at a purchase price of US$11.70 per share and 18,640 pre-funded warrants at a purchase price of US$11.6961 per warrant (the “Pre-funded Warrants”) each to purchase one common share (each, a “Pre-funded Warrant Share”) which was immediately exercisable and expire when exercised in full, at an exercise price of US$0.0039 per share. We filed a registration statement on Form S-3 on May 14, 2025, registering the resale of the common shares issued in the May 2025 Private Placement, including common shares underlying Pre-funded Warrants.

The net proceeds from the sale of the common shares and Pre-funded Warrants were approximately US$1,100,000 after deducting estimated expenses relating to the May 2025 Private Placement. We used $0.4 million of the net proceeds from the May 2025 Private Placement to purchase Solana, $0.4 million of the net proceeds from the May 2025 Private Placement to purchase Ethereum, $0.1 million of the net proceeds from the May 2025 Private Placement to purchase Sui, $0.1 million of the net proceeds from the May 2025 Private Placement to purchase Ripple, and the balance of the net proceeds from the May 2025 Private Placement for general corporate and working capital purposes and to pay any fees and expenses in connection with the issuance of the common shares and the Pre-funded Warrants. The Securities Purchase Agreement includes customary representations, warranties and covenants by us and the May 2025 Investors. Additionally, we have agreed to provide the May 2025 Investors with customary indemnification under the Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act.

Cash Private Placement

On September 19, 2025, we entered into a securities purchase agreement (the "September 2025 Securities Purchase Agreement") with certain investors (the "Cash Investors") in connection with the issuance and sale by us to the Cash Investors via a private placement (the "Cash Private Placement") of an aggregate of 116,340 common shares at a purchase price of US$25.19 per share (the "Cash Common Shares") and 425,929 pre-funded warrants at a purchase price of US$25.1899 per warrant (the "Cash Pre-funded Warrants") each to purchase one common share (each, a "Cash Pre-funded Warrant Share") which shall expire when exercised in full, at an exercise price of US$0.0001 per share. Each common share and Cash Pre-funded Warrant issued in the Cash Private Placement was bundled with 0.2 of a common share purchase warrant (each full warrant, a "Cash Common Warrant"). Each Cash Common Warrant shall be exercisable for one common share for 1,825 calendar days after shareholder approval at an exercise price of US$25.19 (each, a "Cash Warrant Share").

On September 26, 2025, an aggregate of 116,340 common shares, 412,037 Cash Pre-funded Warrants and 105,666 Cash Common Warrants were issued.

On October 9, 2025, the final 7,938 Cash Pre-funded Warrants and 1,586 Cash Common Warrants that were part of the Cash Private Placement were issued for total proceeds of $0.2 million.

On October 9, 2025, in connection with the second closing of the Cash Private Placement, we issued the remaining 5,954,743 Cash Pre-funded Warrants to Daniel Reis-Faria, our Chief Executive Officer, in exchange for 50,000,000 0G Tokens.

We have agreed to file a re-sale registration statement on Form S-3 registering the resale of the Cash Common Shares, Cash Pre-funded Warrant Shares and Cash Warrant Shares no later than the six-month anniversary of shareholder approval of the issuance of the Cash Pre-funded Warrant Shares and Cash Warrant Shares at a special or annual meeting of our shareholders (the "Shareholder Meeting").

The net proceeds from the sale of the Cash Common Shares and Cash Pre-funded Warrants were approximately US$13,660,000 after deducting estimated expenses relating to the Cash Private Placement. We intend to use the net proceeds of the sale of the Cash Common Shares and Cash Pre-funded Warrants to further our new digital asset treasury strategy linked to  0G, and to explore and expand the use of the native AI functionality of the 0G Token to enhance our business and the balance of the net proceeds will be used for general corporate and working capital purposes.

Token Private Placement

On September 19, 2025, we entered into a securities purchase agreement (the "Token Securities Purchase Agreement") with certain investors (the "Token Investors") in connection with the issuance and sale by us to the Token Investors via a private placement (the "Token Private Placement") of an aggregate of 8,546,955 pre-funded warrants at a purchase price of US$25.1899 per warrant (the "Token Pre-funded Warrants" and together with the Cash Pre-funded Warrants and the Cash Common Warrants, the "Warrants") each to purchase one common share (each, a "Token Pre-funded Warrant Share" and together with the Cash Pre-funded Warrant Shares and the Cash Warrant Shares, the "Warrant Shares") which shall be exercisable upon shareholder approval and expire when exercised in full, at an exercise price of US$0.0001 per share. The purchase price of each Token Pre-funded Warrant shall be paid in the form of Tokens, with each token having a deemed value of US$3.00 in accordance with the valuation mutually agreed upon by us and the Token Investors. Closing of the Token Private Placement occurred on September 26, 2025.

We have agreed to file a re-sale registration statement on Form S-3 registering the resale of the Token Pre-funded Warrant Shares no later than the six-month anniversary of the date of shareholder approval at the Shareholder Meeting.

In connection with the Token Private Placement, we received 71,766,135 Tokens. Such Tokens, when converted into cash, have an aggregate value of approximately US$215,297,806, based upon the agreed upon value of US$3 per Token. Accordingly, the net proceeds from the sale of the Token Pre-funded Warrants were approximately US$215,297,806. We intend to use the Tokens received as consideration for the sale of the Token Pre-funded Warrants to further our new digital asset treasury strategy linked to the Tokens, and to explore and expand the use of the native AI functionality of the Token to enhance our business and the balance of the net proceeds will be used for general corporate and working capital purposes.

Note Private Placement

On September 19, 2025, we entered into a securities purchase agreement (the "Note Securities Purchase Agreement") with DeFi Development Corp, a Delaware corporation (the "Note Investor") in connection with the issuance by us to the Note Investor via a private placement (the "Note Private Placement" and together with the Cash Private Placement and Token Private Placement, the "Private Placements") of an unsecured convertible note in an aggregate original principal amount of Solana with a current value of US$22,880,000 (the "Note").

The Note accrues interest payable in Solana at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025 (each such date, an "Interest Payment Date"). At our option, with respect to any Interest Payment Date through and including September 30, 2026, accrued interest for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Solana principal amount. Upon shareholder approval at the Shareholder Meeting, the Note and accrued and unpaid interest are convertible into common shares (the "Note Shares") at a conversion ratio of the U.S. Dollar Value (as defined in the Note) of Solana divided by US$33.34. The Note matures in September 2030, but the holder can demand full prepayment during two 60-day windows after the 1st and 2nd anniversaries of issuance. The Solana is locked under the Note and will unlock equally each month in November 2025 through January 2028. Once unlocked, it can be sold on a Solana exchange.

On October 24, 2025, in connection with the Note Private Placement, we received 95,333.3333 Solana. We intend to use the Solana from the issuance of the Note to further our new digital asset treasury strategy.

Zero Gravity Private Placement

On September 19, 2025, we entered into a loan agreement (the "Loan Agreement") between us and Zero Gravity Labs Inc. (the "Zero Gravity"), pursuant to which we agreed to borrow Tokens from Zero Gravity and agreed to issue to Zero Gravity 1,786,423 common share purchase warrants (the "Loan Agreement Warrants") each to purchase one Common Share at an exercise price of USD$0.01 per share.

On September 22, 2025, we entered into a securities purchase agreement (the "Zero Gravity Securities Purchase Agreement" and together with the Cash Private Placement, the "Cryptocurrency Offering") with Zero Gravity for the issuance of a convertible note (the "Zero Gravity Convertible Note") that will replace the Loan Agreement and Loan Agreement Warrants, subject to closing as described below).

Pursuant to the Zero Gravity Convertible Note, in connection with the issuance by us to Zero Gravity via a private placement (the "Zero Gravity Private Placement" and together with the Cash Private Placement, Token Private Placement and Note Private Placement the "Private Placements") of an unsecured convertible note in an aggregate original principal amount of Tokens with a current value of US$150,000,000. Closing of the Zero Gravity Private Placement occurred on September 26, 2025.

The Zero Gravity Convertible Note accrues interest payable in Tokens at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025 (each such date, an "Interest Payment Date"). At our option, with respect to any Interest Payment Date through and including September 30, 2026, accrued interest for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Token principal amount. Upon shareholder approval at the Shareholder Meeting, the Zero Gravity Convertible Note and accrued and unpaid interest are convertible into common shares (the "Zero Gravity Note Shares") at a conversion ratio of the U.S. Dollar Value (as defined in the Zero Gravity Convertible Note) of Tokens divided by US$33.34, subject to updates in accordance with the terms of the Zero Gravity Convertible Note.

On October 23, 2025, in connection with the Zero Gravity Private Placement, we received 50,000,000 Tokens. We intend to use the Tokens from the issuance of the Zero Gravity Convertible Note to further our new digital asset treasury strategy.

We intend to use the net proceeds from the Cryptocurrency Offering to further our new digital asset treasury strategy linked to 0G Tokens, and to explore and expand the use of the native AI functionality of the 0G Token to enhance our business and the balance of the net proceeds will be used for general corporate and working capital purposes.

In connection with the Cryptocurrency Offering, on September 20, 2025, Mr. Clifford Starke resigned as a director and our Chief Executive Officer and Mr. Sammy Dorf resigned as Executive Chairman.  On September 20, 2025, the Board of Directors (the "Board") appointed Mr. Daniel Reis-Faria and Michael Heinrich as non-independent directors of the Board, and in connection with their appointments to the Board, Mr. Reis-Faria, was also appointed as our Chief Executive Officer and Mr. Heinrich was also appointed as Executive Chairman effective September 20, 2025.

Agreement to Sell Legacy Hemp and Cannabis Business

On September 20, 2025, we entered into an Equity Transfer and Debt Repayment Agreement (the "Equity Transfer and Debt Repayment Agreement") by and among the Company, Flora Growth US Holdings Corp., a Delaware Company and wholly-owned subsidiary of the Company ("US Holdings," and together with the Company, "Transferor"), Flora Growth US Holdings LLC, a Florida limited liability company ("Lender"), and each of the noteholders of Company set forth on the signatures pages of the Equity Transfer and Debt Repayment Agreement under the heading "Noteholders" (each, a "Noteholder," and collectively, the "Noteholders").

Under the terms of the Equity Transfer and Debt Repayment Agreement, the Transferor has agreed to transfer to Lender, and Lender has agreed to accept from the Transferor as satisfaction in full of its balance receivable under the promissory notes issued by us to such Noteholders on January 30, 2025 (the "Notes"), 100% of the issued and outstanding equity interests of the following direct and indirect wholly-owned subsidiaries, which collectively comprise our legacy hemp and cannabis business: (i) Australian Vaporizers Pty LTD, an Australian limited company; (ii) Vessel Brand Canada Inc., a Canadian corporation; (iii) Klokken Aarhus Inc., a Canadian corporation; (iv) Rangers Pharmaceuticals A/S, a Danish stock-based corporation; (v) TruHC Pharma GmbH, a German limited company; (vi) Vessel Brand Inc., a Delaware corporation; (vii) High Roller Private Label LLC, a Florida limited liability company; (viii) Just Brands LLC; a Florida limited liability company; (ix) Just Brands FL LLC, a Florida limited liability company; (x) Just Brands International LTD, a United Kingdom limited company; and (xi) United Beverage Distribution Inc., a South Dakota corporation (collectively, the "Transferred Interests").

Under the terms of the Equity Transfer and Debt Repayment Agreement, prior to the transfer of the Transferred Interests, the Noteholders have agreed to contribute the Notes to Lender in exchange for membership interests in Lender, with such membership interests to be issued to the Noteholders pro rata in accordance with their respective share of the outstanding balance under the Notes.

The closing of the transfer of the Transferred Interests, and the contemporaneous repayment of the outstanding balance of the Notes, occurred on September 26, 2025.

Business Strategy

Our business strategy is built on two core pillars: Digital Assets and Commercial & Wholesale.

Digital Assets

As described above, in early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

Overview

The treasury segment executes and manages the Company’s treasury policy with the purpose of purchasing, holding and compounding our digital asset holdings through revenue-accretive staking activities.

The objective for our digital asset treasury strategy in the near-term is to accumulate 0G for the purpose of increasing our treasury holdings and increasing shareholder value. We intend to hold 0G for the long-term and expect to continue to accumulate 0G. As of September 30, 2025, our digital asset holdings consisted of 0G, Solana, and Bitcoin.

Our Treasury Strategy

We have adopted a treasury strategy under which the principal holding in our treasury reserve on the balance sheet will be allocated to cryptocurrency, and specifically a long-term strategy of holding 0G and/or other blockchain-linked cryptocurrencies. Additionally, we intend to monitor ongoing developments in the regulatory environment around cryptocurrencies, including pending federal legislation, and may modify or expand our treasury strategy to the extent we determine compliant with federal rules and regulations and not giving rise to a requirement that the Company register as an investment company under the Investment Company Act. Although we believe that 0G and the blockchain-linked cryptocurrencies in which we have invested or may invest are based on proven blockchain technology and supported by established infrastructure pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described in the section of this Form 10-Q titled “Risk Factors” under the heading “Risks Related to Investing in Cryptocurrency” pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described in the section of this prospectus entitled “Risk Factors” under the heading “Risks Related to Investing in Cryptocurrency” pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described in the section of this prospectus “Risk Factors” under the heading “Risks Related to Investing in Cryptocurrency” pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described in the section of this prospectus entitled “Risk Factors” under the heading “Risks Related to Investing in Cryptocurrency”.

Our Decision to Adopt a Cryptocurrency Strategy

Our Board and senior management have been examining potential uses of cash, including acquisitions of cryptocurrency. After studying various alternatives, we decided that investing in cryptocurrency is currently a better business strategy. Cryptocurrency, which are digital assets that are issued by and transmitted through an open source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes, will be our principal treasury holding on an ongoing basis, subject to market conditions and our anticipated cash needs. Specifically, we expect that a significant amount of the holdings in our treasury reserve will consist of 0G, Solana, and/or other cryptocurrencies that are intrinsically linked to a blockchain system, and the value of which is derived from or is reasonably expected to be derived from the use of the blockchain system. As we embark on our new acquisition strategy, our Board intends to proactively evaluate our use of cash, ensuring we maintain adequate working capital.

Other than acquiring cryptocurrency with our liquid assets that exceed working capital requirements, our cryptocurrency treasury strategy may also involve issuing debt or equity securities or engaging in other capital raising transactions with the objective of using a significant portion of the proceeds to purchase cryptocurrency from time to time, subject to market conditions. We view cryptocurrency potentially as a core holding and expect to accumulate cryptocurrency following this offering. We have not set any specific target for the amount of cryptocurrency we seek to hold, although under the treasury strategy we intend to adopt we will maintain a significant amount of our holdings in 0G, Solana, and/or other blockchain-linked cryptocurrencies. We will continue to monitor market conditions in determining whether to engage in financings to purchase additional cryptocurrency. This overall strategy also contemplates that we may (i) periodically sell cryptocurrency for general corporate purposes, including to generate cash for treasury management (which may include debt repayment or the repurchase of our securities, if appropriate at such time), for acquisitions, or for strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our cryptocurrency holdings, and (iii) pursue strategies to create income streams or otherwise generate funds using our cryptocurrency holdings. While we intend to refine and formally adopt a treasury strategy as soon as practicable, at this time, we do not have a specific policy governing the percentage of our treasury holdings that will be any particular cryptocurrency.

Digital Asset Treasury Policy

We intend to establish a digital assets treasury policy (the “Digital Assets Policy”) which will assist in developing and managing our cryptocurrency treasury strategy. The Digital Assets Policy be approved by the Board and reviewed on a quarterly basis.

Custody

Our cryptocurrency will be held offline in cold storage with one or more third-party qualified custodians. Digital assets like cryptocurrency depend on private keys to retrieve and transfer funds.

We plan to hold our cryptocurrency in custody accounts at either a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security or offshore third party managed custody accounts, which the Company will control. As we further execute on our strategy, we may expand our holdings to multiple similar custodians. However, as of the date of this prospectus, we have entered into custodian agreements with BitGo, Inc. and Kraken (legally named Payward, Inc.). In the event that we are not able to maintain such a custodial arrangement prior to or shortly following the consummation of the offering, the development and implementation of our treasury strategy would be interrupted, which could cause a material adverse effect on our business, prospects, and market price of our common shares. If we are not able to maintain our custodial agreements prior to or shortly following the consummation of the offering, we will maintain the net proceeds from this offering that we intend to use to purchase cryptocurrency as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds until such time that we enter into a custodial arrangement for our cryptocurrency holdings.

Competition

Our digital asset treasury strategy segment operates in a highly competitive and ever-changing cryptoeconomy and faces significant competition, ranging from larger digital asset treasury companies, digital asset trading platforms, and validator peers. The cryptoeconomy is continuously expanding, and we expect to face competition from new entrants in the future as the adoption of digital assets continues to grow.

Commercial and Wholesale

Our Commercial and Wholesale pillar encompasses the distribution of pharmaceutical products to international markets. This pillar is anchored by Flora’s wholly owned subsidiary, Phatebo, a multi-national operator in pharmaceutical distribution, with principal operations in Germany.

Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods to treat a variety of health indications, including drugs related to cancer therapies, attention-deficit/hyperactivity disorder (“ADHD”), multiple sclerosis and anti-depressants, among others.

Sales, Marketing, and Distribution

We sell products through two main channels: wholesale and retail. Within Phatebo, sales are primarily focused on wholesale partners and are concentrated in Europe.

Regulatory

Flora has obtained the licenses to operate on a global scale including required governmental approvals, licenses and permits. A summary of such governmental approvals, licenses and permits are set forth below.

Human Capital Resources

As of November 28, 2025, we had a total of 21 employees, all of whom were full-time. A total of 6 of our employees and consultants were based in North America, in the United States and Canada and 15 of our employees and consultants were based internationally in Germany.

To our knowledge, none of our employees are represented by a labor organization or are a party to any collective bargaining arrangement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Corporate Information

We were originally incorporated on March 13, 2019, under the laws of the Province of Ontario. We are an early-stage company with our registered office located at 40 King St W Suite 2400, Toronto, ON M5H 3S1. Our principal place of business in the United States is located at 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida, United States 33309 and our phone number is (954) 842-4989. Our website address is www.floragrowth.com. The information contained on, or that can be accessed through, our website does not constitute a part of this registration statement and is not incorporated by reference herein.

The ELOC Agreement with White Lion

On November 28, 2025, we entered into the ELOC Agreement with White Lion pursuant to which White Lion has agreed to purchase from us up to an aggregate of $25 million of Shares (the “Initial Commitment”) from time to time over the term of the ELOC Agreement, which amount may be increased to up to an aggregate of $50 million of Shares upon mutual agreement by the parties and subject to the satisfaction of certain conditions (the “Total Commitment”). Also, on November 28, 2025, we entered into a registration rights agreement with White Lion (the “Registration Rights Agreement”). Pursuant to our obligations under the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register the resale under the Securities Act, of the Shares that may be issued to White Lion pursuant to the Total Commitment under the ELOC Agreement.

Pursuant to the ELOC Agreement, we agreed to pay a commitment fee to White Lion in the form of Shares with an aggregate market value of $125,000 or 0.5% of the Initial Commitment (the “Initial Commitment Fee”), which will be paid on the effective date of the Registration Statement (the “Initial Commitment Fee Payment Date”). The Initial Commitment Fee will be determined based on the amount of Shares equal to $125,000 divided by the lowest trade price of the common shares on the earlier of (i) the date the Registration Statement becomes effective or (ii) the date that is 180 days following signing of the ELOC Agreement. For the avoidance of doubt, we shall owe to the Selling Shareholder no more than $125,000 in Commitment Shares regardless of whether the Registration Statement goes effective within 180 days or not. In no scenario shall we pay an additional cost above $125,000 aside from an increase in the Commitment Amount. This prospectus covers the resale by the Selling Shareholder of an aggregate of 6,300,000 Shares, comprised of: (i) the Initial Commitment Shares; and (ii) the Shares that we may, in our sole discretion, elect to issue and sell to White Lion, from time to time after the date of this prospectus, as part of the Total Commitment pursuant to the ELOC Agreement.

We do not have the right to commence any sales of our Shares to White Lion under the ELOC Agreement until all of the conditions set forth in the ELOC Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the resale of the Shares being issued and sold to White Lion under the Total Commitment (the “Commencement”). Under the ELOC Agreement, upon Commencement, on a day that we select (so long as the time of delivery of such purchase notice is delivered in accordance with the ELOC Agreement, such date, the “Purchase Date”), we may direct White Lion to purchase the number of Shares equal to 40% of the average daily trading volume of the common shares immediately preceding the delivery of the purchase notice. This limit may be waived by White Lion in connection with any particular purchase notice.

Under applicable rules of the Nasdaq Stock Market, in no event may we issue or sell to White Lion under the ELOC Agreement any Shares to the extent the issuance of such Shares, when aggregated with all other Shares issued pursuant to the ELOC Agreement (including the Initial Commitment Shares and any other commitment shares that may be issued pursuant to the ELOC Agreement (collectively, the “Commitment Shares”)), would cause the aggregate number of Shares issued pursuant to the ELOC Agreement to exceed more than 149,287 Shares (the “Exchange Cap”) under the ELOC Agreement, which equals 19.99% of our outstanding common shares as of the execution date of the ELOC Agreement, unless shareholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all Shares issued under the ELOC Agreement is equal to or greater than $7.54, subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction (the “Minimum Price”). Notwithstanding the foregoing, we shall not be required or permitted to issue, and the Selling Shareholder shall not be required to purchase, any Shares under the ELOC Agreement if such issuance would violate the rules or regulations of the Nasdaq Stock Market. We may, in our sole discretion, determine whether to obtain shareholder approval to issue more than 19.99% of our outstanding common shares if such issuance would require shareholder approval under the rules or regulations of the Nasdaq Stock Market. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of common shares issued or issuable that may be aggregated with the transactions contemplated by the ELOC Agreement under applicable rules of the Nasdaq Stock Market.

The ELOC Agreement also prohibits us from directing White Lion to purchase any Shares if those Shares, when aggregated with all other common shares then beneficially owned by White Lion, would result in White Lion having beneficial ownership of more than 4.99% (provided that the Selling Shareholder may increase this ownership up to 9.99% at its sole discretion upon sixty-one (61) days prior written notice to us) of the then total outstanding common shares, as calculated pursuant to Section 13(d) the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the "Beneficial Ownership Cap." Notwithstanding the foregoing limitation, it would be possible for us to sell more than 4.99% or 9.99%, as applicable, of our outstanding common shares to White Lion on any given day if, during the course of such day, White Lion sold the Shares acquired by it such that it no longer owned 4.99% or 9.99%, as applicable, of our outstanding common shares, provided that, in no event, would White Lion own more than 4.99% or 9.99%, as applicable, of our outstanding common shares at any one time.

Upon receipt of a purchase notice from us, White Lion is obligated to purchase Shares as we direct, subject to certain conditions and limitations, at a price per Share calculated based on a discount to recent trading prices of the Shares. The purchase price per Share for each purchase will be:

•        For a regular purchase notice, 97% of the lowest daily VWAP of the Shares for the two consecutive business days commencing on and including the day the regular purchase notice is delivered; or

•      For a rapid purchase notice, either (i) the lowest traded price of the Shares on the date the rapid purchase notice is delivered or (ii) 97% of the lowest traded price of the Shares two hours following the written confirmation of the acceptance of the rapid purchase notice by the Selling Shareholder.

Other than as described above, there are no trading volume requirements or restrictions under the ELOC Agreement, and we will control the timing and amount of any sales of our Shares to White Lion.

We will control the timing and amount of any sales of our Shares to White Lion under the ELOC Agreement, but not the timing and amount of any subsequent resales by the Selling Sthareholder. The purchase price of the Shares that may be sold to White Lion in regular purchases under the ELOC Agreement will be based on an agreed upon fixed discount to the market price of our common shares as computed pursuant to the terms of the ELOC Agreement.

The ELOC Agreement may be terminated in the event of a material breach of the ELOC Agreement by the Investor, which shall be effected by written notice being sent by us to the Selling Shareholder. In addition, the ELOC Agreement shall automatically terminate on the earlier of (i) the end of the commitment period (which shall mean the period commencing on the execution date of the ELOC Agreement and ending on the earlier of (a) the date on which the Selling Shareholder shall have purchased an aggregate number of Shares pursuant to the ELOC Agreement equal to the commitment amount or (b) twenty four (24) months following the execution date of the ELOC Agreement) (the "Commitment Period") or (ii) the date that, pursuant to or within the meaning of any bankruptcy law codified as Title 11, U.S. Code, or any similar federal or state law for the relief of debtors, we commence a voluntary case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of our creditors.

This prospectus covers the resale by the Selling Shareholder of an aggregate of 6,300,000 Shares, comprised of: (i) the Initial Commitment Shares; and (ii) the Shares that we may, in our sole discretion, elect to issue and sell to White Lion, from time to time after the date of this prospectus, as part of the Total Commitment pursuant to the ELOC Agreement. Depending on the market prices of our common shares at the time we elect to issue and sell Shares to White Lion under the ELOC Agreement and the market price of our common shares used to determine the Initial Commitment Fee and/or the Total Commitment Fee, as applicable, we may need to register the resale of additional Shares under the Securities Act in order to receive aggregate gross proceeds equal to the $25 million Initial Commitment (or up to the $50 million Total Commitment, if and to the extent the Initial Commitment is increased and certain other conditions are satisfied) available to us under the ELOC Agreement. If all of the 6,300,000 Shares offered by White Lion under this prospectus (which Shares include the entirety of the $50 million Total Commitment) were issued and outstanding as of the date hereof, such Shares would represent approximately: (i) 89.40% of the total number of our common shares outstanding and approximately 90.33% of the total number of outstanding common shares held by non-affiliates and (ii) 89.40% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. If we elect to issue and sell more than the 6,300,000 Shares offered under this prospectus to White Lion, which we have the right, but not the obligation, to do, we must first (i) register the resale under the Securities Act of any such additional common shares, which could cause additional substantial dilution to our shareholders, and (ii) if applicable, obtain shareholder approval to issue common shares in excess of the Exchange Cap (as defined below) under the ELOC Agreement. The number of Shares ultimately offered for resale by White Lion is dependent upon the number of Shares we sell to White Lion under the ELOC Agreement.

The issuance of our Shares to the Selling Shareholder pursuant to the ELOC Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of common shares that our existing shareholders own will not decrease, the common shares owned by our existing shareholders will represent a smaller percentage of our total outstanding common shares after any such issuance to White Lion. For more detailed information regarding the ELOC Agreement, see the section entitled "ELOC Financing."

Recent Developments

At The Market Sales Agreement with Revere Securities LLC

On September 29, 2025, we filed a prospectus supplement (the "ATM Prospectus Supplement") to its effective U.S. registration statement on Form S-3 (File No. 333-274204) in connection with its "at the market" ("ATM") Sales Agreement with Revere Securities LLC, dated September 23, 2025. Pursuant to the ATM Prospectus Supplement, we may, at our discretion from time to time, sell up to an additional $3,450,000 of common shares under its "at the market" program.

By filing the ATM Prospectus Supplement, the offering of common shares under the prospectus supplement dated September 23, 2025 (the "Previous Prospectus Supplement") was terminated. We sold common shares with an aggregate value of $129,482 under the Previous Prospectus Supplement.

In October 2025, we issued a total of 19,585 common shares at a purchase price of $17.02 per Share for gross proceeds of $0.3 million as part of the ATM offering.

Second Closing of the Cash Private Placement

On October 9, 2025, the final 7,938 Cash Pre-funded Warrants and 1,586 Cash Common Warrants that were part of the Cash Private Placement were issued for total proceeds of $0.2 million.

On October 9, 2025, in connection with the second closing of the Cash Private Placement, we issued the remaining 5,954,743 Cash Pre-funded Warrants to Daniel Reis-Faria, our Chief Executive Officer, in exchange for 50,000,000 0G Tokens.

Other

On October 15, 2025, all Pre-funded Warrants from the May 2025 Private Placement were exercised.

Zero Gravity Private Placement

On October 23, 2025, we issued the Zero Gravity Convertible Note in exchange for its principal amount of 50,000,000 0G Tokens. Interest on the Zero Gravity Convertible Note accrues at an annual rate of 8%, paid quarterly, with payment-in-kind interest allowed until September 30, 2026. The Zero Gravity Convertible Note is denominated in 0G Tokens, but the holder can demand repayment of principal and interest in USD at a fixed conversion rate of $3.00. After shareholder approval, the holder may convert principal and interest into common shares at a fixed price. The Zero Gravity Convertible Note matures in September 2035. Upon issuance of the Zero Gravity Convertible Note, the Loan Agreement and Loan Warrants were cancelled.

Our Executive Chairman of the Board, Michael Heinrich, is the Chief Executive Officer of Zero Gravity.

Note Private Placement

On October 24, 2025, in connection with the third and final closing of the Cash Private Placement, we issued the Note in exchange for its principal amount of 95,333.33 Solana. Interest on the Note accrues at an annual rate of 8%, paid quarterly, with payment-in-kind interest allowed until September 30, 2026. The Note is denominated in Solana, but the holder can demand repayment of principal and interest in USD at a fixed conversion rate of $240. After shareholder approval, the holder may convert principal and interest into common shares at a fixed conversion price of $33.34 per share (other than for adjustments for stock dividends and splits, and other fundamental transactions as further described in section 5 of the Note). The Note matures in September 2030, but the holder can demand full prepayment during two 60-day windows after the 1st and 2nd anniversaries of issuance. The Solana is locked under the Note and will unlock equally each month in November 2025 through January 2028. Once unlocked, it can be sold on a Solana exchange.

Information Regarding our Capitalization

As of November 28, 2025, we had 746,810 common shares issued and outstanding. Additional information regarding our issued and outstanding securities may be found under “Description of Common Shares.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase our common shares.

Implications of Being an Emerging Growth Company

We are an "emerging growth company" as defined in the U.S. federal securities laws. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common shares pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common shares pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

• being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

• not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

• not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

• reduced disclosure obligations regarding executive compensation; and

• not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

Implications of Being a Smaller Reporting Company

We are also a "smaller reporting company" as defined in Item 10(f)(1) of Regulation S-K, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Risk Factors

Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under “Risk Factors” beginning on page 18 of this prospectus, as well as the other information included elsewhere in this prospectus, and the risk factors described under “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

THE OFFERING

Shares outstanding before this offering:(1)	746,810 common shares.
Common Shares offered by the Selling Shareholder:

Up to 6,300,000 Shares, consisting of:

•  the Initial Commitment Shares, which are Shares that we will issue to the Selling Shareholder on the effective date of the registration statement of which this prospectus forms a part; and

•  the Shares that we may issue and sell to the Selling Shareholder in connection with the Total Commitment.

Shares to be outstanding after giving effect to this offering:(1)	7,046,810 common shares (assuming the issuance of all Shares being offered in this prospectus).
Use of proceeds:

We will not receive any proceeds from the sale of Shares by the Selling Shareholder hereunder. However, we may receive up to $25 million (or up to $50 million, if and to the extent the Initial Commitment is increased to the Toal Commitment and certain other conditions are satisfied) in aggregate gross proceeds from the Selling Shareholder under the ELOC Agreement in connection with sales of Shares to the Selling Shareholder pursuant to the ELOC Agreement at varying purchase prices after the date of this prospectus. The actual proceeds from the Selling Shareholder may be less than this amount depending on the number of Shares sold to the Selling Shareholder and the price at which such Shares are sold. The purchase price per Share that the Selling Shareholder will pay for Shares purchased from us under the ELOC Agreement will fluctuate based on the market price of our common shares at the time we elect to sell Shares to the Selling Shareholder and, further, to the extent that we sell Shares under the ELOC Agreement, substantial amounts of Shares could be issued and resold, which would cause dilution and may impact our share price. See "Risk Factors - Risks Related to This Offering and Ownership of Our Shares - The sale and issuance of our Shares to the Selling Shareholder will cause dilution to our existing shareholders, and the sale of the Shares acquired by the Selling Shareholder and/or other shareholders, or the perception that such sales may occur, could cause the price of our Shares to decline" for additional information.

We intend to use the net proceeds obtained under the ELOC Agreement primarily for (i) the acquisition of 0G and (ii) for general corporate purposes. See the section titled "Use of Proceeds" for additional information.

____________

(1) The number of common shares issued and outstanding before and immediately after this offering is based on 746,810 common shares issued and outstanding as of November 28, 2025. The number of shares outstanding as of November 28, 2025 as used throughout this prospectus, unless otherwise indicated, excludes:

  61,135 common shares issuable upon the exercise of certain warrants issued to institutional investors in 2023 and prior financings.
  8,972,884 common shares issuable upon the exercise of Pre-funded Warrants issued to the investors in the September 2025 Securities Purchase Agreement entered into on September 19, 2025 at an offering price of $25.1899 per pre-funded warrant related to the private placements that took place in September 2025.
  108,442 common shares issuable upon the exercise of Cash Common Warrants issued to the investors in the September 2025 Securities Purchase Agreement entered into on September 19, 2025 at an offering price of $0.125 per Cash Common Warrant.
  4,499,100 common shares issuable upon the issuance of a convertible loan issued under the Zero Gravity Convertible Note entered into on September 22, 2025.
  686,262 common shares issuable upon the issuance of a convertible note to DeFi Development Corp., entered into on September 19, 2025.
  540 common shares issuable upon the exercise of stock options outstanding as of September 30, 2025.
  66,119 common shares issuable upon the exercise of stock appreciation rights issued to members of the Company’s executive management.

Plan of Distribution:	The Selling Shareholder will determine when and how it sells all or a portion of the Shares offered pursuant to this prospectus as described in the section titled "Plan of Distribution."

Risk factors:	See the section titled "Risk Factors" and other information included in this prospectus, and incorporated by reference herein, for a discussion of factors you should consider carefully before deciding to invest in our common shares.

Trading market and symbol:	Our common shares are traded on the Nasdaq Capital Market tier of Nasdaq under the symbol “FLGC”.

Transfer agent:	The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our 2024 Annual Report under the heading “Item 1A. Risk Factors”, any updates to those risk factors contained in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated herein by reference. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The Company is supplementing the risk factors previously disclosed in its 2024 Annual Report with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K.

Risks Related to This Offering and Ownership of Our Shares

It is not possible to predict the actual number of Shares, if any, we will sell under the ELOC Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, our inability to access a part or all of the amount available under the ELOC Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

Pursuant to the ELOC Agreement, the Selling Shareholder has committed to purchase up to $25 million (or $50 million if the Initial Commitment is increased to the Total Commitment) in Shares from us, subject to certain limitations and conditions set forth in the ELOC Agreement. The Shares that may be issued under the ELOC Agreement may be sold by us to the Selling Shareholder at our discretion from time to time over a period that might last 24 months from the date of the ELOC Agreement, commencing after the satisfaction of certain conditions set forth in the ELOC Agreement, including that the SEC has declared effective the registration statement that includes this prospectus (such date on which all of such conditions are satisfied, the "Commencement Date"). In addition, we have committed to issue the Commitment Shares to the Selling Shareholder at such times and in such amounts as set forth in the ELOC Agreement.

We generally have the right to control the timing and amount of any sales of our Shares to the Selling Shareholder under the ELOC Agreement. Sales of our Shares, if any, to the Selling Shareholder under the ELOC Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Shareholder all, some or none of the Shares that may be available for us to sell pursuant to the ELOC Agreement.

Because the purchase price per Share to be paid by the Selling Shareholder for the Shares that we may elect to sell to the Selling Shareholder under the ELOC Agreement, if any, will fluctuate based on the market prices of our common shares at the time we make such election, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of Shares that we will sell to the Selling Shareholder under the ELOC Agreement, the purchase price per Share that the Selling Shareholder will pay for the Shares purchased from us under the ELOC Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Shareholder under the ELOC Agreement, if any.

This prospectus covers the resale by the Selling Shareholder of an aggregate of 6,300,000 Shares, comprised of: (i) the Initial Commitment Shares; and (ii) the Shares that we may, in our sole discretion, elect to issue and sell to White Lion, from time to time after the date of this prospectus, as part of the Total Commitment pursuant to the ELOC Agreement, if and when we sell shares to White Lion under the ELOC Agreement. Depending on the market prices of our common shares at the time we elect to issue and sell shares to White Lion under the ELOC Agreement and the market prices of our common shares on the Commitment Fee Payment Dates, we may need to register the resale of additional shares under the Securities Act in order to receive aggregate gross proceeds equal to the $25 million Initial Commitment (or up to the $50 million Total Commitment, if and to the extent the Initial Commitment is increased and certain other conditions are satisfied) available to us under the ELOC Agreement. Further, even if we elect to sell to the Selling Shareholder all of the 6,300,000 Shares being registered for resale under this prospectus, which Shares include the entirety of the $50 million Total Commitment, depending on the market price of our common shares at the time we elect to sell Shares to the Selling Shareholder pursuant to the ELOC Agreement, the actual gross proceeds from the sale of all such Shares may be substantially less than the amount available to us under the ELOC Agreement, which could materially and adversely affect our liquidity position. Further, if we are unable to access all or a portion of the amount available under the ELOC Agreement to meet our liquidity needs, we may need to seek other financing sources and utilize more costly and time-consuming means of accessing the capital markets, which could have a material adverse effect on our business, liquidity and cash position.

Investors who buy Shares from the Selling Shareholder at different times will likely pay different prices.

Pursuant to the ELOC Agreement, we have discretion to vary the timing, price and number of Shares we sell to the Selling Shareholder. If and when we elect to sell Shares to the Selling Shareholder pursuant to the ELOC Agreement, after the Selling Shareholder has acquired such Shares, the Selling Shareholder may resell all, some or none of such Shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase Shares from the Selling Shareholder in this offering at different times will likely pay different prices for those Shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the Shares they purchase from the Selling Shareholder in this offering as a result of future sales made by us to the Selling Shareholder at prices lower than the prices such investors paid for their Shares in this offering. In addition, if we sell a substantial number of Shares to the Selling Shareholder under the ELOC Agreement, or if investors expect that we will do so, the actual sales of Shares or the mere existence of our arrangements with the Selling Shareholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

The sale and issuance of our Shares to the Selling Shareholder will cause dilution to our existing shareholders, and the sale of the Shares acquired by the Selling Shareholder and/or other shareholders, or the perception that such sales may occur, could cause the price of our Shares to decline.

Sales of a substantial number of our common shares in the public market could occur at any time, subject to the restrictions and limitations described below. If our shareholders sell, or the market perceives that our shareholders intend to sell, substantial amounts of our common shares in the public market following this offering, the market price of our common shares could decline significantly.

The Selling Shareholder can resell, under this prospectus, up to 6,300,000 Shares. If all of the 6,300,000 Shares offered by the Selling Shareholder under this prospectus were issued and outstanding as of the date hereof, such Shares would represent approximately: (i) 89.40% of the total number of common shares outstanding and approximately 90.33% of the total number of outstanding common shares held by non-affiliates and (ii) 89.40% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. After the Selling Shareholder has acquired the Shares, the Selling Shareholder may resell all, some, or none of those Shares at any time or from time to time in its discretion. Therefore, sales to the Selling Shareholder by us could result in substantial dilution to the interests of other holders of our common shares. Additionally, sales of a substantial number of our Shares in the public market by the Selling Shareholder and/or by our other existing shareholders, or the perception that those sales might occur, could depress the market price of our common shares and could impair our ability to raise capital through the sale of additional equity securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may use proceeds from sales of our Shares made pursuant to the ELOC Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of our Shares made pursuant to the ELOC Agreement, including for the two purposes described in the section entitled "Use of Proceeds," and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. While we expect to use the net proceeds from this offering as set forth in "Use of Proceeds," we are not obligated to do so. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. The failure by us to apply these funds effectively could harm our business, and the net proceeds may be used for purposes that do not increase our operating results or enhance the value of our common shares.

The Company may be a "passive foreign investment company" for its current tax year, which may have adverse U.S. federal income tax consequences for U.S. investors.

The Company believes that it was not a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”) for its most recently completed tax year. The Company’s anticipated PFIC status for its current tax year and future tax years is uncertain and may depend on, among other things, how quickly the Company may raise cash pursuant to various offerings, the manner in which, and how quickly, the Company utilizes its cash on hand and the cash proceeds received from such offerings, the business conducted by the Company going forward and the assets held by the Company in connection with such business, as well as on changes in the market value of the Shares. If the Company is a PFIC for any year during a U.S. taxpayer's holding period of Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of the Shares or any so-called “excess distribution” received on its Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective “QEF election” under Section 1295 of the Code (“QEF Election”) or a “mark-to-market” election under Section 1296 of the Code (“Mark-to-Market Election”). U.S. taxpayers should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a qualified electing fund (a “QEF”), or that the Company will supply U.S. taxpayers with information that such U.S. taxpayers are required to report under the QEF rules, in the event the Company is a PFIC. Thus, U.S. Holders (as defined under the heading “Certain United States Federal Income Taxation Considerations – Scope of this Summary”) may not be able to make a QEF Election with respect to the Company. A U.S. taxpayer who makes a Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Shares over the taxpayer's adjusted tax basis therein. This paragraph is qualified in its entirety by the discussion below under the heading "Certain United States Federal Income Taxation Considerations - Passive Foreign Investment Company Rules”. Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the PFIC rules and the tax consequences of the ownership and disposition of the Shares acquired pursuant to this prospectus supplement.

Risks Related to Investing in Cryptocurrency

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As 0G Tokens and Solana and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of digital assets held by us. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of 0G Tokens or the ability of individuals or institutions such as us to own or transfer 0G Tokens and Solana and other digital assets.

If 0G Tokens or Solana are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of 0G Tokens and Solana and in turn adversely affect the market price of our common share. Moreover, the risks of us engaging in a 0G Tokens treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

0G is a highly volatile asset, and fluctuations in the price of 0G may influence our financial results and the market price of our common shares.

Our financial results and the market price of our common shares would be adversely affected, and our business and financial condition would be negatively impacted, if the price of 0G decreased substantially, including as a result of:

• decreased user and investor confidence in 0G;

• investment and trading activities such as (i) activities of highly active retail and institutional users, speculators and investors or (ii) actual or expected significant dispositions of 0G by large holders, including the expected liquidation of digital assets seized by governments or associated with entities that have filed for bankruptcy protection, or associated with tokens vested by the Zero Gravity core team;

• a decrease in the price of other digital assets, to the extent the decrease in the price of such other digital assets may cause a decrease in the price of 0G or adversely affect investor confidence in digital assets generally;

• changes in consumer preferences and the perceived value or prospects of 0G or the utility of the 0G Token;

• negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, 0G, Zero Gravity or the broader digital assets industry;

• competition from other decentralized exchanges or digital assets that exhibit comparable or better speed, security, scalability or energy efficiency, or that feature other more favored characteristics that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

• developments relating to the Zero Gravity blockchain ("0G Blockchain"), including (i) changes to the 0G Blockchain that impact its security, speed, scalability, usability or value, such as changes to the cryptographic security protocol underpinning the 0G Blockchain, changes to the maximum number of 0G Tokens outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes; (ii) failures to make upgrades to the 0G Blockchain and the 0G interface to adapt to security, technological, legal or other challenges; and (iii) changes to the 0G Blockchain that introduce software bugs, security risks or other elements that adversely affect 0G;

• disruptions, failures, unavailability, or interruptions in services of venues for acquiring 0G;

• the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants;

• regulatory, legislative, enforcement and judicial actions that adversely affect access to, functionality of or performance of Zero Gravity or associated products such as cryptocurrency perpetual futures, the price, ownership, transferability, trading volumes, legality or public perception of, 0G, Zero Gravity or other similar blockchains, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from (i) accessing 0G or Zero Gravity or associated products or (ii) operating in a manner that allows them to continue to deliver services to the digital assets industry;

• transaction congestion and fees associated with processing transactions on the Zero Gravity network;

• macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions and fiat currency devaluations; and

• changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, and the adverse impacts attributable to global conflicts, including those between Russia and Ukraine and in the Middle East.

Moreover, the price of our common shares has been and is likely to continue to be volatile, and with the adoption of our new cryptocurrency treasury strategy, we expect to see additional volatility in our stock price. In addition, if investors view the value of our common shares as dependent upon or linked to the value or change in the value of our 0G holdings, the price of 0G may significantly influence the market price of our common shares. The price of 0G has been, and is likely to continue to be, volatile.

We plan to use a portion of our capital raised that is not required to provide working capital for our ongoing operations to acquire 0G, which may adversely affect our financial results and the market price of our securities.

We plan to use a portion of our capital raised that is not required to provide working capital for our ongoing operations to acquire 0G. For example, we plan to use net proceeds from the Cryptocurrency Offering to further our new digital asset treasury strategy linked to 0G, and to explore and expand the use of the native AI functionality of the 0G to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes. The price of 0G is newly established and highly volatile. Moreover, digital assets are relatively novel, and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of our 0G holdings. Further, the acquisition of large amounts of 0G may become difficult or more costly, which would make it more difficult for us to implement our strategy. In addition, the application of generally accepted accounting principles in the United States with respect to digital assets remains uncertain in some respects, and any future changes in the manner in which we account for our 0G holdings could have a material adverse effect on our financial results and the market price of our securities. In addition, if investors view the value of our securities as dependent upon or linked to the value or change in the value of our 0G holdings, the price of such digital assets may significantly influence the market price of our securities.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our 0G holdings.

Because we only recently initiated our 0G treasury strategy, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of 0G. The price of digital assets have historically been subject to dramatic price fluctuations and is highly volatile. In December 2023, the Financial Accounting Standards Board issued Accounting Standards Update 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets ("ASU 2023-08"), which we have adopted. ASU 2023-08 requires us to measure our 0G holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our 0G in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our 0G holdings. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

The concentration of our 0G holdings could magnify the risks inherent in our 0G treasury strategy.

The concentration of our 0G holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our 0G treasury strategy. Any future significant declines in the price of 0G would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

Absent federal regulations, there is a possibility that 0G and Solana may be classified as a "security." Classification of 0G and Solana as a "security" would subject us to additional regulation and could materially impact the operation of our business.

Neither the SEC nor any other U.S. federal or state regulator has formally stated whether they agree that any of 0G Tokens, Solana, and any other digital asset we might hold are a "security," other than Bitcoin and Ethereum which the SEC has stated are not a security. Despite the Executive Order titled "Strengthening American Leadership in Digital Financial Technology" which includes as an objective, "protecting and promoting the ability of individual citizens and private sector entities alike to access and … to maintain self-custody of digital assets," the Cryptocurrencies have not yet been formally classified with respect to U.S. federal securities laws. Therefore, while (for the reasons discussed below) we believe that none of the cryptocurrencies we currently own, are a "security" within the meaning of the U.S. federal securities laws, and registration of the Company under The Investment Company Act of 1940, as amended (the "Investment Company Act"), is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that any of the Cryptocurrencies are a "security" which would require us to register as an investment company under the Investment Company Act.

We have also adapted our process for analyzing the U.S. federal securities law status of the Cryptocurrencies and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analytical process, we take into account a number of factors, including the various definitions of "security" under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court's decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that none of the Cryptocurrencies,  are a "security" is premised, among other reasons, on our conclusion that none of Cryptocurrencies meet the elements of the Howey test.

However, the SEC, federal courts or another relevant entity could take a different view. The regulatory treatment of the Cryptocurrencies is such that it has drawn significant attention from legislative and regulatory bodies, in particular the SEC which has previously stated it deemed certain digital assets to be a security. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that any of the Cryptocurrencies is a "security." As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if any of the Cryptocurrencies are determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an "investment company" if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis.

Recently, we have begun focusing on pursuing opportunities to expand our portfolio into digital assets. With respect to Section 3(a)(1)(A), following the Cryptocurrency Offering, approximately 95% percent of the proceeds of the Cryptocurrency Offering will be used to acquire Cryptocurrencies, which is an amount in excess of 40% of our total assets. Since we believe none of the Cryptocurrencies are an investment security, our holdings of which will not exceed 40% of our total assets, we currently believe that we are not engaged primarily, and do not propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act.

However, the Cryptocurrencies and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, we may be required to, among things, take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. In addition, restrictions imposed by the Investment Company Act - including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons - likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

The Cryptocurrencies are created and transmitted through the operations of the peer-to-peer networks, decentralized networks of computers running software following the respective protocols. If the networks of any of the Cryptocurrencies is disrupted or encounters any unanticipated difficulties, the value of the Cryptocurrencies could be negatively impacted.

If the network of any of the Cryptocurrencies is disrupted or encounters any unanticipated difficulties, then the processing of transactions on such network may be disrupted, which in turn may prevent us from depositing or withdrawing the Cryptocurrencies from our accounts with our custodian or otherwise effecting transactions of the Cryptocurrencies. Such disruptions could include, for example: the price volatility of the Cryptocurrencies; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of trading platforms of the Cryptocurrencies due to fraud, failures, security breaches, or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the networks of the Cryptocurrencies.

In addition, although we do not currently intend to mine any of the Cryptocurrencies, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

We face risks relating to the custody of the Cryptocurrencies, including the loss or destruction of private keys required to access our Cryptocurrencies and cyberattacks or other data loss relating to our Cryptocurrencies, including smart contract related losses and vulnerabilities.

We hold our Cryptocurrencies with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our Cryptocurrencies among our custodians, and our holdings of the Cryptocurrencies may be concentrated with a single custodian from time to time. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our Cryptocurrencies, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States and Canada, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Cryptocurrencies, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.  While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

As of September 22, 2025, the insurance that covers losses of our holdings of the Cryptocurrencies may cover none or only a small fraction of the value of the entirety of our holdings of the Cryptocurrencies, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Cryptocurrencies. Moreover, our use of custodians exposes us to the risk that the Cryptocurrencies our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Cryptocurrencies. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Cryptocurrencies.  The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

Each of the respective Cryptocurrencies is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the respective Cryptocurrency is held. While the certain blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the certain Cryptocurrencies held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Cryptocurrencies held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, or the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Cryptocurrencies and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of "smart contracts" or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an "admin key" or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our Cryptocurrencies. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of the Cryptocurrencies or other digital assets.  Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

Our 0G treasury strategy subjects us to enhanced regulatory oversight.

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. We intend to implement and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering ("AML") and sanctions laws and regulations and to only acquire our 0G through entities subject to anti-money laundering regulation and related compliance rules in the United States. Notwithstanding these planned efforts, if we are found to have purchased any of our 0G from bad actors that have used 0G to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in 0G by us may be restricted or prohibited.

Increased enforcement activity and changes in the regulatory environment, including evolving or changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting 0G, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in 0G.

In addition, private actors that are wary of 0G or the regulatory concerns associated with 0G have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our common shares. For example, it is possible that a financial institution could restrict customers from buying our securities if it were to determine that the value of our securities is closely tied to the performance of 0G, signaling a reluctance to facilitate exposure to virtual currencies.

Competition from the emergence or growth of other digital assets could have a negative impact on the price of 0G and adversely affect the value of our 0G holdings.

The digital asset market is highly competitive and rapidly evolving, with numerous alternative cryptocurrencies, blockchains, and decentralized finance (DeFi) platforms vying for market share in areas such as perpetual futures trading, staking, and on-chain liquidity provision, which are core to the Zero Gravity ecosystem and its 0G Token. Existing or emerging competitors could attract users and developers away from the Zero Gravity ecosystem by providing superior technology, lower fees, faster transaction speeds or broader ecosystem integrations, potentially eroding Zero Gravity's market position and leading to reduced trading volumes, staking participation, and overall demand. Many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Zero Gravity network. 0G is newly minted and supported by fewer trading platforms than more established digital assets, such as Bitcoin and Ether, which could impact its liquidity. In addition, the Zero Gravity network is in direct competition with other smart contract platforms, such as the Ethereum, Solana, Polkadot, Avalanche and Cardano networks. Competition from the emergence or growth of alternative digital assets or other smart contract platforms could have a negative impact on the demand for, and price of, 0G, and thereby adversely affect the value of our 0G holdings.

Investors may also invest in 0G through means other than our securities, including through direct investments in 0G and other financial vehicles, including securities backed by or linked to 0G and digital asset treasury companies similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to gain exposure to 0G through other vehicles, rather than our securities.

Our 0G holdings will be less liquid than our cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the cryptocurrency market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our 0G at favorable prices or at all. As a result, our 0G holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Further, the 0G we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered 0G or otherwise generate funds using our 0G holdings, including in particular during times of market instability or when the price of 0G has declined significantly. If we are unable to sell our 0G, enter into additional capital raising transactions, including capital raising transactions using 0G as collateral, or otherwise generate funds using our 0G holdings, or if we are forced to sell our 0G at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Many countries and regulatory authorities are studying the impact of AI and may implement regulations on AI that may be difficult or impossible for the 0G Blockchain to implement and comply with.

The 0G Blockchain is designed to enable and support AI modules utilizing decentralized AI infrastructure.  If regulation is adopted in the U.S. or globally to regulate AI and machine learning modules, the 0G Blockchain, as a decentralized blockchain and protocol, may be unable to comply with such regulations which may adversely affect the 0G Blockchain and the 0G Token or could require the 0G Blockchain to terminate or suspect certain features, services and tools.  Further, as a decentralized network, it is possible that the 0G Blockchain will continue to operate without complying with applicable regulations, which could materially and adversely affect our business and our financial condition.

Other Risk Factors

There are risks relating to the sale of our legacy hemp and cannabis business.

On September 20, 2025, we entered into the Equity Transfer and Debt Repayment Agreement to sell certain subsidiaries comprising our legacy hemp and cannabis business to our Noteholders, in exchange for the repayment of the Notes held by such Noteholders.  This disposition closed on September 26, 2025. While we have agreed to only limited indemnification and other obligations in connection with the disposition, there can be no assurance that we will not be subjected to indemnification claims or other liabilities in connection with the disposition.

Further, achieving the anticipated benefits of the disposition is subject to a number of uncertainties. There can be no assurance that we will realize the full benefits of strategic focus, cost savings and operating efficiencies that we currently expect from the transaction or that such benefits will be achieved within the anticipated time frames. Failure to achieve these anticipated benefits could result in increased costs and diversion of management's time and energy and could materially adversely affect our business, financial position, results of operations and cash flows.

The disposition may be subject to regulatory actions or private litigation that could expose us to costly and time-consuming proceedings. Failure to prevail in any such regulatory actions or private litigation could result in significant fines or monetary damages, which may require us to raise additional capital.

We may experience difficulties due to changes in management.

In connection with the Cryptocurrency Offering, on September 20, 2025, Mr. Clifford Starke resigned as a director and the Chief Executive Officer of the Company and Mr. Sammy Dorf resigned as the Executive Chairman of the Company. Further, on September 20, 2025, the Board appointed Mr. Daniel Reis-Faria and Michael Heinrich as non-independent directors of the Board, and in connection with their appointments to the Board, Mr. Reis-Faria was also appointed as the Chief Executive Officer of the Company and Mr. Heinrich was also appointed as Executive Chairman effective September 20, 2025. Neither new executive officer has previously served as an executive officer of a publicly traded company. In addition to devoting substantial time becoming integrated into our business and increasing their familiarity with our operations, each new executive officer may be required to devote substantial time fulfilling their public company compliance obligations. Such changes in our management could impair relationships with key business contacts, make it more difficult to retain employees or result in the loss of confidence in our investor base, any of which events could harm our performance. The can be no assurance that our reconstituted management will function effectively.

Our executive officers and directors hold or may have served certain management positions and directorships of other companies, including related parties, which may result in potential conflicts of interest and divert their time and attention from our business. This could have a negative impact on our ability to implement our plan of operation.

Our executive officers and directors currently serve, have previously held or may, from time to time, serve in positions as officers or directors of other companies, for which they may be entitled to substantial compensation, which may result in a conflict of interest in allocating their time between our operations and their other businesses. For example, Michael Heinrich, our Executive Chairman and a member of our Board, is the Chief Executive Officer of 0G Labs. The 0G Token which we own is the native cryptocurrency of 0G Labs. Further, Daniel Reis-Faria, our Chief Executive Officer and member of our Board, originated and facilitated the investment transaction between Janover and DeFi Development Corporation that led to the creation of the first Solana Treasury Vehicle in the United States. Mr. Reis-Faria is a shareholder of DeFi Development Corporation and in September 19, 2025, we entered into a securities purchase agreement with DeFi Development Corporation in connection with the issuance by us to DeFi Development Corporation via a private placement of an unsecured convertible note in an aggregate original principal amount of Solana with a current value of US$22,880,000. See the section titled “Certain Relationships and Related Party Transactions” beginning on page 46 of this prospectus for additional information.

The existing external commitments and any future commitments of our executive officers and directors to other companies may potentially divert their significant time and attention away from the strategic and operational needs of our company. Their divided focus could lead to delays in decision-making, hinder effective communication within our Company, give rise to potential conflicts of interest, and introduce a divergence in priorities, consequently impacting the overall efficacy of leadership. Additionally, the potential for conflicting interests arising from commitments to multiple entities may pose challenges in aligning the officer's priorities with the long-term goals and interests of our company, thereby introducing an element of uncertainty and potential disruption to our operations.

ELOC Financing

General

On November 28, 2025, we entered into the ELOC Agreement with White Lion pursuant to which White Lion has agreed to purchase from us up to an aggregate of $25 million of our Shares from time to time over the term of the ELOC Agreement, which amount may be increased to up to an aggregate of $50 million of Shares upon mutual agreement by the parties and subject to the satisfaction of certain conditions. Also, on November 28, 2025, we entered into the Registration Rights Agreement. Pursuant to our obligations under the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register the resale under the Securities Act, of the Shares that have been or may be issued to White Lion pursuant to the Total Commitment under the ELOC Agreement.

As consideration for White Lion’s commitment to purchase the Company’s Shares under the ELOC Agreement, the Company paid White Lion a one-time structuring fee of $20,000 and also agreed to pay a commitment fee to White Lion in the form of Shares with an aggregate market value of $125,000 or 0.5% of the Initial Commitment Fee, which will be paid on the effective date of the Registration Statement. The Initial Commitment Fee will be determined based on the amount of Shares equal to $125,000 divided by the lowest trade price of the common shares on the earlier of (i) the date the Registration Statement becomes effective or (ii) the date that is 180 days following signing of the ELOC Agreement. For the avoidance of doubt, the Company shall owe to the Selling Shareholder no more than $125,000 in Commitment Shares regardless of whether the Registration Statement goes effective within 180 days or not. In no scenario shall the Company pay an additional cost above $125,000 aside from an increase in the Commitment Amount. This prospectus covers the resale by the Selling Shareholder of an aggregate of 6,300,000 Shares, comprised of: (i) the Initial Commitment Shares; and (ii) the Shares that we may, in our sole discretion, elect to issue and sell to White Lion, from time to time after the date of this prospectus, as part of the Total Commitment pursuant to the ELOC Agreement.

We do not have the right to commence any sales of our Shares to White Lion under the ELOC Agreement until all of the conditions set forth in the ELOC Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the resale of the Shares being issued and sold to White Lion under the Total Commitment. Under the ELOC Agreement, upon Commencement, on the Purchase Date, we may direct White Lion to purchase the number of Shares equal to 40% of the average daily trading volume of the common shares immediately preceding the delivery of the purchase notice. This limit may be waived by White Lion in connection with any particular purchase notice.

Upon receipt of a purchase notice from the Company, White Lion is obligated to purchase Shares as the Company directs, subject to certain conditions and limitations, at a price per Share calculated based on a discount to recent trading prices of the common shares. The purchase price per Share for each purchase will be:

• For a regular purchase notice, provided then 97.00% of the lowest daily VWAP of the common shares for the two consecutive business days commencing on and including the day the regular purchase notice is delivered for a regular purchase notice provided; or

• For a rapid purchase notice, provided either (i) the lowest traded price of the common shares on the date the rapid  purchase notice is delivered or (ii) 97% of the lowest traded price of the common shares two hours following the written confirmation of the acceptance of the rapid purchase notice by the Selling Shareholder.

Other than as described above, there are no trading volume requirements or restrictions under the ELOC Agreement, and we will control the timing and amount of any sales of our Shares to White Lion.

We will control the timing and amount of any sales of our Shares to White Lion under the ELOC Agreement, but not the timing and amount of any subsequent resales by the Selling Shareholder. The purchase price of the Shares that may be sold to White Lion in regular purchases under the ELOC Agreement will be based on an agreed upon fixed discount to the market price of our common shares as computed pursuant to the terms of the ELOC Agreement.

The ELOC Agreement may be terminated by the Company at any time in the event of a material breach of the Agreement by the Selling Shareholder, which shall be effected by written notice being sent by the Company to the Selling Shareholder.  In addition, the ELOC Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period or (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law codified as Title 11, U.S. Code, or any similar federal or state law for the relief of debtors, the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

The ELOC Agreement provides that we may sell up to an aggregate of $50 million of Shares to White Lion if the Initial Commitment is increased, and 6,300,000 Shares are being offered under this prospectus, which represents (i) the Initial Commitment Shares; and (ii) the Shares that we may, in our sole discretion, elect to issue and sell to White Lion, from time to time after the date of this prospectus, as part of the Total Commitment. Depending on the market prices of our common shares at the time we elect to issue and sell Shares to White Lion under the ELOC Agreement and the market price of our common shares used to determine the Initial Commitment Fee and/or the Total Commitment Fee, as applicable, we may need to register the resale of additional shares under the Securities Act in order to receive aggregate gross proceeds equal to the $25 million Initial Commitment (or up to the $50 million Total Commitment, if and to the extent the Initial Commitment is increased and certain other conditions are satisfied) available to us under the ELOC Agreement. If all of the 6,300,000 Shares offered by White Lion under this prospectus (which Shares include the entirety of the $50 million Total Commitment) were issued and outstanding as of the date hereof, such Shares would represent approximately: (i) 89.40% of the total number of our common shares outstanding and approximately 90.33% of the total number of outstanding common shares held by non-affiliates and (ii) 89.40% of the total voting power of all classes of our capital stock outstanding, in each case as of the date hereof. If we elect to issue and sell more than the 6,300,000 Shares offered under this prospectus to White Lion, which we have the right, but not the obligation, to do, we must first (i) register the resale under the Securities Act of any such additional common shares, which could cause additional substantial dilution to our shareholders, and (ii) if applicable, obtain shareholder approval to issue common shares in excess of the Exchange Cap (as defined below) under the ELOC Agreement. The number of shares ultimately offered for resale by White Lion is dependent upon the number of Shares we sell to White Lion under the ELOC Agreement.

Under applicable rules of the Nasdaq Stock Market, in no event may we issue or sell to White Lion under the ELOC Agreement any Shares to the extent the issuance of such Shares, when aggregated with all other Shares issued pursuant to the ELOC Agreement (including the Commitment Shares), would cause the aggregate number of Shares issued pursuant to the ELOC Agreement to exceed more than 6,300,000 Shares. i.e., the Exchange Cap, under the ELOC Agreement, which equals 19.99% of the Company’s outstanding common shares as of the execution date of the ELOC Agreement, unless shareholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all Shares issued under the ELOC Agreement is equal to or greater than $7.54, subject to adjustment for the Minimum Price. Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Selling Shareholder shall not be required to purchase, any Shares under the ELOC Agreement if such issuance would violate the rules or regulations of the Nasdaq Stock Market. The Company may, in its sole discretion, determine whether to obtain shareholder approval to issue more than 19.99% of its outstanding common shares if such issuance would require shareholder approval under the rules or regulations of the Nasdaq Stock Market. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of common shares issued or issuable that may be aggregated with the transactions contemplated by the ELOC Agreement under applicable rules of the Nasdaq Stock Market.

The ELOC Agreement also prohibits us from directing White Lion to purchase any Shares if those Shares, when aggregated with all other common shares then beneficially owned by White Lion, would result in White Lion having beneficial ownership of more than 4.99% (provided that the Selling Shareholder may increase this ownership up to 9.99% at its sole discretion upon sixty-one (61) days prior written notice to the Company) of the then total outstanding common shares, as calculated pursuant to Section 13(d) the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the "Beneficial Ownership Cap." Notwithstanding the foregoing limitation, it would be possible for us to sell more than 4.99% or 9.99%, as applicable, of our outstanding common shares to White Lion on any given day if, during the course of such day, White Lion sold the Shares acquired by it such that it no longer owned 4.99% or 9.99%, as applicable, of our outstanding common shares, provided that, in no event, would White Lion own more than 4.99% or 9.99%, as applicable, of our outstanding common shares at any one time.

The issuance of our Shares to the Selling Shareholder pursuant to the ELOC Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of common shares that our existing shareholders own will not decrease, the common shares owned by our existing shareholders will represent a smaller percentage of our total outstanding common shares after any such issuance to White Lion. For more detailed information regarding the ELOC Agreement, see the section entitled "ELOC Financing."

Purchase of Shares Under the ELOC Agreement

Under the ELOC Agreement, upon Commencement, on the Purchase Date, we may direct White Lion to purchase the number of shares equal to 40% of the average daily trading volume of the common shares immediately preceding the delivery of the purchase notice. This limit may be waived by White Lion in connection with any particular purchase notice.

Upon receipt of a purchase notice from the Company, White Lion is obligated to purchase Shares as the Company directs, subject to certain conditions and limitations, at a price per Share calculated based on a discount to recent trading prices of the common shares. The purchase price per Share for each purchase will be:

• For a regular purchase notice provided then 97% of the lowest daily VWAP of the common shares for a regular purchase notice provided; or

• For a rapid purchase notice provided either (i) the lowest traded price of the common shares or (ii) 97% of the lowest traded price of the common shares two hours following the written confirmation of the acceptance of the rapid purchase notice by the Selling Shareholder.

Other than as described above, there are no trading volume requirements or restrictions under the ELOC Agreement, and we will control the timing and amount of any sales of our Shares to White Lion.

Conditions to Commencement and Delivery of Purchase Notices

Our ability to deliver purchase notices to White Lion under the ELOC Agreement arises upon the occurrence of satisfying of applicable conditions specified in the ELOC Agreement at the time of delivery of such purchase notice:

• the accuracy in all material respects of our representations and warranties and the Selling Shareholder's representations and warranties included in the ELOC Agreement;

• the performance, satisfaction, and compliance in all respects by us and the Selling Shareholder with all covenants, agreements, and conditions required by the ELOC Agreement;

• compliance with Nasdaq Listing Rule 5635(d);

• there being an effective registration statement pursuant to which White Lion is permitted to utilize the prospectus thereunder to resell all of the Shares issued pursuant to such purchase notice;

• there being no statute, rule, regulation, executive order, decree, ruling, or injunction that prohibits or directly and materially adversely affects any of the transactions contemplated by the ELOC Agreement or the Registration Rights Agreement and there being no existing proceeding that prohibits or directly and materially adversely affects any of the transactions contemplated by the ELOC Agreement or the Registration Rights Agreement;

• there being no event that had or is reasonably likely to have a Material Adverse Effect (as defined in the ELOC Agreement) since the Company's most recent annual report filed pursuant to the Exchange Act;

• trading in our common shares shall not have been suspended by the SEC, Nasdaq or FINRA and us having not received any final notice that our listing will be terminated on a certain date; provided that in the event of a suspension, delisting, or halting for any reason, of the trading of the common shares during an active purchase notice, the Selling Shareholder will purchase the Shares at a value equal to $0.01 per Share;

• the number of Shares to be purchased by the Selling Shareholder shall not exceed the number of such Shares that, when aggregated with all other Shares then owned by the Selling Shareholder beneficially or deemed beneficially owned by the Selling Shareholder, would result in the Selling Shareholder owning more than the Beneficial Ownership Cap;

• the Company will be free of any stock promotion cap;

• the Company will have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the registration statement to be suspended or any prospectus or prospectus supplement failing to meet the requirement of Sections 5(b) or 10 of the Securities Act (which event is more likely than not to occur within the fifteen (15) business days following the business day on which such purchase notice is deemed delivered).

• the issuance of the purchase notice will not violate the shareholder approval requirements of the Nasdaq;

• the Shares will be DWAC Eligible and not subject to a "DTC Chill";

• all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act after the Execution Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.

• Irrevocable Transfer Agent Instructions (As defined in the ELOC Agreement) will have been delivered by the Company to, and acknowledged in writing (email being sufficient) by, the Company's transfer agent (or any successor transfer agent);

• the sale and issuance of such Shares being legally permitted by all laws and regulations to which we are subject;

• our Board shall have approved the transactions contemplated by the ELOC Agreement and such approval has not been amended, rescinded or modified and remains in full force and effect as of each purchase notice; and

• there being a sufficient number of authorized but unissued and otherwise unreserved common shares for the issuance of all of the Shares pursuant to the purchase notice.

Our Termination Rights

The ELOC Agreement may be terminated by the Company at any time in the event of a material breach of the Agreement by the Selling Shareholder, which shall be effected by written notice being sent by the Company to the Selling Shareholder.  In addition, the ELOC Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period or (ii) the date that, pursuant to or within the meaning of any bankruptcy law codified as Title 11, U.S. Code, or any similar federal or state law for the relief of debtors, the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

Effect of Performance of the ELOC Agreement on Our Shareholders

All 6,300,000 Shares being offered by this prospectus and that may be issued or sold by us to White Lion under the ELOC Agreement are expected to be freely tradable. It is anticipated that the Shares being registered in this offering, excluding the Initial Commitment Shares, will be sold to White Lion over a period of up to 24-months commencing on the date of the execution of the ELOC Agreement or the date on which the Selling Shareholder shall have purchased an aggregate number of Shares pursuant to the ELOC Agreement equal to the Total Commitment Amount. The resale by White Lion of a significant amount of Shares registered in this offering, at any given time during the pendency of this offering, could cause the market price of our common shares to decline and to be volatile. Sales of our Shares to White Lion, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to White Lion all, some or none of the Shares that may be available for us to sell pursuant to the ELOC Agreement. If and when we do sell Shares to White Lion, after White Lion has acquired the Shares, White Lion may resell all, some or none of those Shares at any time or from time to time in its discretion and at different prices. Therefore, sales to White Lion by us under the ELOC Agreement may result in substantial dilution to the interests of other holders of our common shares and investors who purchase Shares from White Lion in this offering at different times will likely pay different prices for those Shares, and so may experience different outcomes in their investment results. Investors may experience a decline in the value of the Shares they purchase from White Lion in this offering as a result of future sales made by us to White Lion at prices lower than the prices such investors paid for their Shares in this offering. In addition, if we sell a substantial number of Shares to White Lion under the ELOC Agreement, or if investors expect that we will do so, the actual sales of Shares or the mere existence of our arrangement with White Lion may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our common shares to White Lion. See the risk factors titled “The sale and issuance of our Shares to the Selling Shareholder will cause dilution to our existing shareholders, and the sale of the Shares acquired by the Selling Shareholder and/or other shareholders, or the perception that such sales may occur, could cause the price of our Shares to decline” and “Investors who buy Shares from the Selling Shareholder at different times will likely pay different prices” for additional information.

Because the per share purchase price that White Lion will pay for the Shares that we may elect to sell to them pursuant to the ELOC Agreement may be determined by reference to the VWAP or the lowest trading price during the applicable period as detailed in the ELOC Agreement and the number of Commitment Shares we will issue to White Lion pursuant to the ELOC Agreement will be determined by reference to the VWAP or the lowest trading price during the applicable period, as of the date of this prospectus, we cannot determine the actual purchase price per Share that White Lion will be required to pay for any Shares that we may elect to sell to White Lion or the per Share price of the Commitment Shares to be issued under the ELOC Agreement from and after Commencement and, therefore, we cannot be certain how many Shares, in the aggregate, we may issue and sell to White Lion under the ELOC Agreement from and after Commencement.

Pursuant to the terms of the ELOC Agreement, we may elect, in our sole discretion, to issue and sell to the Selling Shareholder, from time to time, up to $25 million of Shares after the date of this prospectus, which amount may be increased to up to an aggregate of $50 million of Shares upon mutual agreement by the parties and subject to the satisfaction of certain conditions. We have not yet sold any Shares to White Lion under the ELOC Agreement. See “ELOC Financing” for a description of the ELOC Agreement and “Selling Shareholder” for additional information regarding the Selling Shareholder.

Depending on the price per share at which we sell our Shares to White Lion pursuant to the ELOC Agreement, we may need to sell to White Lion under the ELOC Agreement more Shares than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $25 million Initial Commitment (or up to the $50 million Total Commitment, if and to the extent the Initial Commitment is increased and certain other conditions are satisfied) available to us under the ELOC Agreement. If we choose to do so, in addition to obtaining shareholder approval to issue Shares in excess of the Exchange Cap under the ELOC Agreement in accordance with Nasdaq rules, we must first register the resale of such additional shares under the Securities Act, which could cause additional substantial dilution to our shareholders. The number of Shares ultimately offered for resale by White Lion under this prospectus is dependent upon the number of Shares we direct White Lion to purchase under the ELOC Agreement. For example, the number of Shares registered on the registration statement for which this prospectus forms a part was determined based on a price per Share of $8.00, which was the closing price of our common shares on November 26, 2025. If the market price per share of our common shares at the time we issue and sell Shares to the Selling Shareholder under the ELOC Agreement is less than $8.00 per share, then we may need to file a new registration statement to register the resale of additional shares under the Securities Act in order to receive aggregate gross proceeds equal to the $50 million Total Commitment available to us under the ELOC Agreement.

The ELOC Agreement prohibits us from issuing or selling to White Lion under the ELOC Agreement (i) Shares in excess of the Exchange Cap, unless we obtain shareholder approval to issue Shares in excess of the Exchange Cap, and (ii) any Shares if those Shares, when aggregated with all other common shares then beneficially owned by White Lion and its affiliates, would exceed the Beneficial Ownership Cap. If applicable, we would seek shareholder approval before issuing Shares in excess of the Exchange Cap.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Shares by the Selling Shareholder pursuant to this prospectus. However, we may receive up to $25 million (or up to $50 million, if and to the extent the Initial Commitment is increased to Total Commitment and certain other conditions are satisfied) in aggregate gross proceeds from the Selling Shareholder under the ELOC Agreement in connection with sales of Shares to the Selling Shareholder pursuant to the ELOC Agreement at varying purchase prices after the date of this prospectus. However, the actual proceeds from the Selling Shareholder may be less than this amount depending on the number of Shares sold to the Selling Shareholder and the price at which such Shares are sold.

We intend to use approximately 80% of the proceeds from the sale of our Shares under the ELOC Agreement, if any, for the purchase of 0G Tokens, with the remaining approximately 20% of such proceeds used for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

We will generally bear all costs, expenses and fees in connection with the registration of the Shares offered by the Selling Shareholder pursuant to this prospectus, but the Selling Shareholder will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

BUSINESS

Flora Growth Corp. was incorporated on March 13, 2019, under the laws of the Province of Ontario. Flora, which will be rebranded as ZeroStack, is investing in the future of AI infrastructure through strategic ownership in 0G Tokens,  which participate in an open and decentralized AI network.

We also operate as a global pharmaceutical distributor through our wholly owned subsidiary Phatebo. Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical products to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others. Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. On September 20, 2025, we entered into an agreement for the disposition of certain components of our existing hemp and cannabis business, as described below under the header “Agreement to Sell Legacy Hemp and Cannabis Business.”

Development Overview

In May 2021, the Company completed its initial public offering (“IPO”) of its common shares and commenced trading on Nasdaq under the ticker symbol “FLGC.”

Since our IPO, Flora has acquired 100% of the outstanding equity interests in Phatebo, a multi-national operator in the pharmaceutical industries, with principal operations in Germany, divested our legacy hemp and cannabis business, as described below, and in early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

Recent Developments

Cryptocurrency Treasury Strategy and Offerings

On May 2, 2025, the Company, entered into the Securities Purchase Agreement with the May 2025 Investors in connection with the issuance and sale by the Company to the May 2025 Investors via the May 2025 Private Placement of an aggregate of 80,333 common shares of the Company, no par value per share at a purchase price of US$11.70 per share and 18,640 Pre-funded Warrants of the Company at a purchase price of US$11.6961 per warrant each to purchase one Pre-funded Warrant Share which was immediately exercisable and expire when exercised in full, at an exercise price of US$0.0039 per share.

The net proceeds from the sale of the common shares and Pre-funded Warrants were approximately US$1,100,000 after deducting estimated expenses relating to the May 2025 Private Placement. The Company used $0.4 million of the net proceeds from the May 2025 Private Placement to purchase Solana, $0.4 million of the net proceeds from the May 2025 Private Placement to purchase Ethereum, $0.1 million of the net proceeds from the May 2025 Private Placement to purchase Sui, $0.1 million of the net proceeds from the May 2025 Private Placement to purchase Ripple, and the balance of the net proceeds from the May 2025 Private Placement for general corporate and working capital purposes and to pay any fees and expenses in connection with the issuance of the common shares and the Pre-funded Warrants.

On September 19, 2025, the Company entered into the September 2025 Securities Purchase Agreement with certain Cash Investors in connection with the issuance and sale by the Company to the Cash Investors via the Cash Private Placement of an aggregate of 116,340 Cash Common Shares, at a purchase price of US$25.19 per share and 425,929 Cash Pre-funded Warrants at a purchase price of US$25.1899 per warrant each to purchase one Cash Pre-funded Warrant Share which shall expire when exercised in full, at an exercise price of US$0.0001 per share. Each common share and Cash Pre-funded Warrant issued in the Cash Private Placement was bundled with 0.2 of a Cash Common Warrant. Each Cash Common Warrant shall be exercisable for one Cash Warrant Share for 1,825 calendar days after shareholder approval at an exercise price of US$25.19.

On September 26, 2025, an aggregate of 116,340 common shares, 412,037 Cash Pre-funded Warrants and 105,666 Cash Common Warrants were issued.

On October 9, 2025, the final 7,938 Cash Pre-funded Warrants and 1,586 Cash Common Warrants that were part of the Cash Private Placement were issued for total proceeds of $0.2 million.

On October 9, 2025, in connection with the second closing of the Cash Private Placement, we issued the remaining 5,954,743 Cash Pre-funded Warrants to Daniel Reis-Faria, the Company's Chief Executive Officer, in exchange for 50,000,000 0G Tokens.

The net proceeds from the sale of the Cash Common Shares and Cash Pre-funded Warrants were approximately US$13,660,000 after deducting estimated expenses relating to the Cash Private Placement. The Company intends to use the net proceeds of the sale of the Cash Common Shares and Cash Pre-funded Warrants to further the Company's new digital asset treasury strategy linked to  0G, and to explore and expand the use of the native AI functionality of the 0G Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

On September 19, 2025, the Company also entered into the Token Securities Purchase Agreement with the Token Investors in connection with the issuance and sale by the Company to the Token Investors via the Token Private Placement of an aggregate of 8,546,955 Token Pre-funded Warrants at a purchase price of US$25.1899 per warrant each to purchase one Token Pre-funded Warrant Share which shall be exercisable upon shareholder approval and expire when exercised in full, at an exercise price of US$0.0001 per share. The purchase price of each Token Pre-funded Warrant shall be paid in the form of Tokens, with each token having a deemed value of US$3.00 in accordance with the valuation mutually agreed upon by the Company and the Token Investors. Closing of the Token Private Placement occurred on September 26, 2025.

In connection with the Token Private Placement, the Company received 71,766,135 Tokens. Such Tokens, when converted into cash, have an aggregate value of approximately US$215,297,806, based upon the agreed upon value of US$3 per Token. Accordingly, the net proceeds from the sale of the Token Pre-funded Warrants were approximately US$215,297,806. The Company intends to use the Tokens received as consideration for the sale of the Token Pre-funded Warrants to further the Company's new digital asset treasury strategy linked to the Tokens, and to explore and expand the use of the native AI functionality of the Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

On September 19, 2025, the Company also entered into the Note Securities Purchase Agreement with the Note Investor in connection with the issuance by the Company to the Note Investor via the Note Private Placement of the Note in an aggregate original principal amount of Solana with a current value of US$22,880,000.

The Note accrues interest payable in Solana at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025. At the option of the Company, with respect to any Interest Payment Date through and including September 30, 2026, accrued interest for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Solana principal amount. Upon shareholder approval at the Shareholder Meeting, the Note and accrued and unpaid interest are convertible into the Note Shares at a conversion ratio of the U.S. Dollar Value (as defined in the Note) of Solana divided by US$33.34. The Note matures in September 2030, but the holder can demand full prepayment during two 60-day windows after the 1st and 2nd anniversaries of issuance. The Solana is locked under the Note and will unlock equally each month in November 2025 through January 2028. Once unlocked, it can be sold.

On October 24, 2025, in connection with the Note Private Placement, the Company received 95,333.3333 Solana. The Company intends to use the Solana from the issuance of the Note to further the Company's new digital asset treasury strategy.

On September 19, 2025, the Company also entered into the Loan Agreement between the Company and Zero Gravity, pursuant to which the Company agreed to borrow Tokens from Zero Gravity and agreed to issue to Zero Gravity 1,786,423 Loan Agreement Warrants each to purchase one common share at an exercise price of USD$0.01 per share.

On September 22, 2025, the Company, entered into the Zero Gravity Securities Purchase Agreement with Zero Gravity for the issuance of the Zero Gravity Convertible Note that will replace the Loan Agreement and Loan Agreement Warrants, subject to closing as described below.

Pursuant to the Zero Gravity Securities Purchase Agreement, in the event that the Zero Gravity Convertible Note is not issued on or prior to the Outside Date, the Zero Gravity Securities Purchase Agreement, and the Zero Gravity Convertible Note shall be automatically cancelled and terminated in their entirety with no further action from either Party. Upon occurrence of the Early Termination, the Loan Agreement and Loan Agreement Warrants shall remain in full force and effect with an effective date of September 19, 2025. In the event that the Zero Gravity Convertible Note is issued on or prior to the Outside Date, then the Prior Loan Documents shall be automatically cancelled and terminated in their entirety.

Pursuant to the Zero Gravity Convertible Note, in connection with the issuance by the Company to Zero Gravity via the Zero Gravity Private Placement of an unsecured convertible note in an aggregate original principal amount of Tokens with a current value of US$150,000,000. Closing of the Zero Gravity Private Placement occurred on September 26, 2025.

The Zero Gravity Convertible Note accrues interest payable in Tokens at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025 (each such date, an “Interest Payment Date”). At the option of the Company, with respect to any Interest Payment Date through and including September 30, 2026, accrued interest for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Token principal amount. Upon shareholder approval at the Shareholder Meeting, the Zero Gravity Convertible Note and accrued and unpaid interest are convertible into the Zero Gravity Note Shares at a conversion ratio of the U.S. Dollar Value (as defined in the Zero Gravity Convertible Note) of Tokens divided by US$33.34, subject to updates in accordance with the terms of the Zero Gravity Convertible Note.

On October 23, 2025, in connection with the Zero Gravity Private Placement, the Company received 50,000,000 Tokens. The Company intends to use the Tokens from the issuance of the Zero Gravity Convertible Note to further the Company's new digital asset treasury strategy.

The Company's Executive Chairman of the Board, Michael Heinrich, is the Chief Executive Officer of Zero Gravity.

The Company intends to use the net proceeds from the Cryptocurrency Offering to further the Company's new digital asset treasury strategy linked to 0G Tokens, and to explore and expand the use of the native AI functionality of the 0G Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

In connection with the Cryptocurrency Offering, on September 20, 2025, Mr. Clifford Starke resigned as a director and the Chief Executive Officer of the Company and Mr. Sammy Dorf resigned as the Executive Chairman of the Company.  On September 20, 2025, the Board appointed Mr. Daniel Reis-Faria and Michael Heinrich as non-independent directors of the Board, and in connection with their appointments to the Board, Mr. Reis-Faria, was also appointed as the Chief Executive Officer of the Company and Mr. Heinrich was also appointed as Executive Chairman effective September 20, 2025.

Agreement to Sell Legacy Hemp and Cannabis Business

On September 20, 2025, we entered into an Equity Transfer and Debt Repayment Agreement (the "Equity Transfer and Debt Repayment Agreement") by and among the Company, Flora Growth US Holdings Corp., a Delaware Company and wholly-owned subsidiary of the Company ("US Holdings," and together with the Company, "Transferor"), Flora Growth US Holdings LLC, a Florida limited liability company ("Lender"), and each of the noteholders of Company set forth on the signatures pages of the Equity Transfer and Debt Repayment Agreement under the heading "Noteholders" (each, a "Noteholder," and collectively, the "Noteholders").

Under the terms of the Equity Transfer and Debt Repayment Agreement, the Transferor has agreed to transfer to Lender, and Lender has agreed to accept from the Transferor as satisfaction in full of its balance receivable under the promissory notes issued by the Company to such Noteholders on January 30, 2025 (the "Notes"), 100% of the issued and outstanding equity interests of the following direct and indirect wholly-owned subsidiaries, which collectively comprise the Company's legacy hemp and cannabis business: (i) Australian Vaporizers Pty LTD, an Australian limited company; (ii) Vessel Brand Canada Inc., a Canadian corporation; (iii) Klokken Aarhus Inc., a Canadian corporation; (iv) Rangers Pharmaceuticals A/S, a Danish stock-based corporation; (v) TruHC Pharma GmbH, a German limited company; (vi) Vessel Brand Inc., a Delaware corporation; (vii) High Roller Private Label LLC, a Florida limited liability company; (viii) Just Brands LLC; a Florida limited liability company; (ix) Just Brands FL LLC, a Florida limited liability company; (x) Just Brands International LTD, a United Kingdom limited company; and (xi) United Beverage Distribution Inc., a South Dakota corporation (collectively, the "Transferred Interests").

Under the terms of the Equity Transfer and Debt Repayment Agreement, prior to the transfer of the Transferred Interests, the Noteholders have agreed to contribute the Notes to Lender in exchange for membership interests in Lender, with such membership interests to be issued to the Noteholders pro rata in accordance with their respective share of the outstanding balance under the Notes.

The closing of the transfer of the Transferred Interests, and the contemporaneous repayment of the outstanding balance of the Notes, occurred on September 26, 2025.

Business Strategy

Our business strategy is built on two core pillars: Digital Assets and Commercial & Wholesale.

Digital Assets

As described above, in early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

Overview

The treasury segment executes and manages the Company’s treasury policy with the purpose of purchasing, holding and compounding our digital asset holdings through revenue-accretive staking activities.

The objective for our digital asset treasury strategy in the near-term is to accumulate 0G for the purpose of increasing our treasury holdings and increasing shareholder value. We intend to hold 0G for the long-term and expect to continue to accumulate 0G. As of September 30, 2025, our digital asset holdings consisted of 0G, Solana, and Bitcoin.

Overview of the Cryptocurrency Industry and Market

Cryptocurrency refers to digital assets that are issued by and transmitted through an open-source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. These networks host public transaction ledgers, known as blockchains, on which cryptocurrency holdings and all validated transactions that have ever taken place on the cryptocurrency's network are recorded. Balances of cryptocurrency are stored in individual "wallet" functions, which associate network public addresses with one or more "private keys" that control the transfer of the cryptocurrency. The blockchain can be updated without any single entity owning or operating the network.

There are numerous digital assets and many entities, including consortia and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the Ethereum network transitioned to a "proof-of-stake" mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. Other alternative digital assets include "stablecoins," which are designed to maintain a peg to a reference price because of their issuers' promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. Notably, the United States has recently enacted the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 Act (the "GENIUS Act"), marking a significant milestone in the establishment of a clear regulatory framework for stablecoins. We believe increased global regulatory clarity will result in increased conviction in stablecoins by consumers and enterprises alike, which will drive adoption of stablecoins as digital currencies.

Cryptocurrency Industry Participants

The primary cryptocurrency industry participants are miners, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions.

Miners. Miners range from cryptocurrency enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine cryptocurrency blocks.

Investors and Traders. Cryptocurrency investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell cryptocurrency or cryptocurrency-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot bitcoin exchange-traded products ("ETPs") on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were bitcoin futures contracts, this order represents the first time the SEC has approved the listing and trading of ETPs that acquire, hold and sell cryptocurrency directly. ETPs can be bought and sold on a stock exchange like traditional stocks, and provide investors with another means of gaining economic exposure to cryptocurrency through traditional brokerage accounts.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of cryptocurrency in exchange for fiat or other digital assets. Cryptocurrency can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on cryptocurrency trading platforms, which are not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for cryptocurrency also exist. The value of a cryptocurrency within the market is determined, in part, by the supply of and demand for the cryptocurrency in the global cryptocurrency market, market expectations for the adoption of the cryptocurrency as a store of value, the number of merchants that accept the cryptocurrency as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Service providers. Service providers offer a multitude of services to other participants in the cryptocurrency industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by cryptocurrency collateral, and financial advisory services. If adoption of a cryptocurrency network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for such cryptocurrency network.

Our Treasury Strategy

We have adopted a treasury strategy under which the principal holding in our treasury reserve on the balance sheet will be allocated to cryptocurrency, and specifically a long-term strategy of holding 0G and/or other blockchain-linked cryptocurrencies. Additionally, we intend to monitor ongoing developments in the regulatory environment around cryptocurrencies, including pending federal legislation, and may modify or expand our treasury strategy to the extent we determine compliant with federal rules and regulations and not giving rise to a requirement that the Company register as an investment company under the Investment Company Act. Although we believe that 0G and the blockchain-linked cryptocurrencies in which we have invested or may invest are based on proven blockchain technology and supported by established infrastructure pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described in the section of this Form 10-Q titled "Risk Factors" under the heading "Risks Related to Investing in Cryptocurrency" pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described in the section of this prospectus entitled "Risk Factors" under the heading "Risks Related to Investing in Cryptocurrency" pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described in the section of this prospectus "Risk Factors" under the heading "Risks Related to Investing in Cryptocurrency" pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described in the section of this prospectus entitled "Risk Factors" under the heading "Risks Related to Investing in Cryptocurrency".

Our Decision to Adopt a Cryptocurrency Strategy

Our Board and senior management have been examining potential uses of cash, including acquisitions of cryptocurrency. After studying various alternatives, we decided that investing in cryptocurrency is currently a better business strategy. Cryptocurrency, which are digital assets that are issued by and transmitted through an open source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes, will be our principal treasury holding on an ongoing basis, subject to market conditions and our anticipated cash needs. Specifically, we expect that a significant amount of the holdings in our treasury reserve will consist of 0G, Solana, and/or other cryptocurrencies that are intrinsically linked to a blockchain system, and the value of which is derived from or is reasonably expected to be derived from the use of the blockchain system. As we embark on our new acquisition strategy, our Board intends to proactively evaluate our use of cash, ensuring we maintain adequate working capital.

Other than acquiring cryptocurrency with our liquid assets that exceed working capital requirements, our cryptocurrency treasury strategy may also involve issuing debt or equity securities or engaging in other capital raising transactions with the objective of using a significant portion of the proceeds to purchase cryptocurrency from time to time, subject to market conditions. We view cryptocurrency potentially as a core holding and expect to accumulate cryptocurrency following this offering. We have not set any specific target for the amount of cryptocurrency we seek to hold, although under the treasury strategy we intend to adopt we will maintain a significant amount of our holdings in 0G, Solana, and/or other blockchain-linked cryptocurrencies. We will continue to monitor market conditions in determining whether to engage in financings to purchase additional cryptocurrency. This overall strategy also contemplates that we may (i) periodically sell cryptocurrency for general corporate purposes, including to generate cash for treasury management (which may include debt repayment or the repurchase of our securities, if appropriate at such time), for acquisitions, or for strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our cryptocurrency holdings, and (iii) pursue strategies to create income streams or otherwise generate funds using our cryptocurrency holdings. While we intend to refine and formally adopt a treasury strategy as soon as practicable, at this time, we do not have a specific policy governing the percentage of our treasury holdings that will be any particular cryptocurrency.

Digital Asset Treasury Policy

We intend to establish a digital assets treasury policy (the "Digital Assets Policy") which will assist in developing and managing our cryptocurrency treasury strategy. The Digital Assets Policy be approved by the Board and reviewed on a quarterly basis.

Custody

Our cryptocurrency will be held offline in cold storage with one or more third-party qualified custodians. Digital assets like cryptocurrency depend on private keys to retrieve and transfer funds.

We plan to hold our cryptocurrency in custody accounts at either a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security or offshore third party managed custody accounts, which the Company will control. As we further execute on our strategy, we may expand our holdings to multiple similar custodians. However, as of the date of this prospectus, we have entered into custodian agreements with BitGo, Inc. and Kraken (legally named Payward, Inc.). In the event that we are not able to maintain such a custodial arrangement prior to or shortly following the consummation of the offering, the development and implementation of our treasury strategy would be interrupted, which could cause a material adverse effect on our business, prospects, and market price of our common shares. If we are not able to maintain our custodial agreements prior to or shortly following the consummation of the offering, we will maintain the net proceeds from this offering that we intend to use to purchase cryptocurrency as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds until such time that we enter into a custodial arrangement for our cryptocurrency holdings.

Competition

Our digital asset treasury strategy segment operates in a highly competitive and ever-changing cryptoeconomy and faces significant competition, ranging from larger digital asset treasury companies, digital asset trading platforms, and validator peers. The cryptoeconomy is continuously expanding, and we expect to face competition from new entrants in the future as the adoption of digital assets continues to grow.

Commercial and Wholesale

Our Commercial and Wholesale pillar encompasses the distribution of pharmaceutical products to international markets. This pillar is anchored by Flora’s wholly owned subsidiary, Phatebo, a multi-national operator in pharmaceutical distribution, with principal operations in Germany.

Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods to treat a variety of health indications, including drugs related to cancer therapies, attention-deficit/hyperactivity disorder (“ADHD”), multiple sclerosis and anti-depressants, among others.

Sales, Marketing, and Distribution

We sell products through two main channels: wholesale and retail. Within Phatebo, sales are primarily focused on wholesale partners and are concentrated in Europe.

Regulatory

Flora has obtained the licenses to operate on a global scale including required governmental approvals, licenses and permits. A summary of such governmental approvals, licenses and permits are set forth below.

Government Regulation of Cryptocurrency

The laws and regulations applicable to cryptocurrency and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission (the "CFTC"), the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of cryptocurrency, the markets for cryptocurrency in general, and our activities in particular, our business and our cryptocurrency acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our cryptocurrency strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, including bitcoin, fall within the definition of a "commodity" under the Commodities Exchange Act of 1936, as amended (the "CEA"). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a "security" under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider bitcoin to be a security under the federal securities laws, and the approval of the spot bitcoin ETPs support this view. However, such statements are not official policy statements by the SEC and reflect only the speakers' views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets.

In addition, because transactions in cryptocurrency provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of cryptocurrency and cryptocurrency platforms, and there is the possibility that law enforcement agencies could close cryptocurrency platforms or other cryptocurrency-related infrastructure with little or no notice and prevent users from accessing or retrieving cryptocurrency held via such platforms or infrastructure. For example, in her January 2021 nomination hearing before the Senate Finance Committee, Treasury Secretary Janet Yellen noted that cryptocurrencies have the potential to improve the efficiency of the financial system but that they can be used to finance terrorism, facilitate money laundering, and support activities that threaten U.S. national security interests and the integrity of the U.S. and international financial systems. The Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals.

As noted above, activities involving cryptocurrency and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On March 9, 2022, former President Biden signed an executive order relating to cryptocurrencies. While the executive order did not mandate the adoption of any specific regulations, it instructed various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. CBDC. On September 16, 2022, the White House released a framework for digital asset development, based on reports from various government agencies, including the U.S. Department of Treasury, the Department of Justice, and the Department of Commerce. Among other things, the framework encourages regulators to pursue enforcement actions, issue guidance and rules to address current and emergent risks, support the development and use of innovative technologies by payment providers to increase access to instant payments, consider creating a federal framework to regulate nonbank payment providers, and evaluate whether to call upon Congress to amend the Bank Secrecy Act and laws against unlicensed money transmission to apply explicitly to digital asset service providers.

There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. In particular, on July 17, 2025, the Digital Asset Market Clarity Act (the "CLARITY Act") was passed by the U.S. House of Representatives with bipartisan support and will now be delivered to the Senate for consideration. The CLARITY Act provides a regulatory framework for digital assets by clarifying the roles of the SEC and CFTC in oversight of various digital assets and transactions in digital assets. The CLARITY Act defines several categories of digital assets: digital commodities and permitted payment stablecoins, which would be subject to the jurisdiction of the CFTC, and excluded digital commodities, such as securities, which would be subject to the jurisdiction of the SEC.

Human Capital Resources

As of November 28, 2025, we had a total of 21 employees, all of whom were full-time. A total of 6 of our employees and consultants were based in North America, in the United States and Canada and 15 of our employees and consultants were based internationally in Germany.

To our knowledge, none of our employees are represented by a labor organization or are a party to any collective bargaining arrangement. We have not experienced any work stoppages and we consider our relations with our employees to be good.

Additional Information

Our website is at www.floragrowth.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, are available at www.sec.gov/edgar. Our website address is included in this registration statement only as an inactive textual reference. Information contained on, or available through, our website is not incorporated by reference in, or made a part of, this registration statement.

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the Selling Shareholder of up to 6,300,000 Shares that may be issued by us to the Selling Shareholder under the ELOC Agreement. For additional information regarding the Shares included in this prospectus, see the section titled “ELOC Agreement.” We are registering the Shares included in this prospectus pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Shareholder to offer such shares for resale from time to time. Except for the transactions contemplated by the ELOC Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, the Selling Shareholder has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Shareholder and the Shares that may be resold by the Selling Shareholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholder, and reflects holdings as of November 28, 2025. The Selling Shareholder may sell some, all or none of the Shares being offered for resale in this offering. We do not know how long the Selling Shareholder will hold the Shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to common shares and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. The percentage of shares of our Shares beneficially owned by the Selling Shareholder prior to the offering shown in the table below is based on an aggregate of 746,810 common shares outstanding on November 28, 2025. Because the purchase price to be paid by the Selling Shareholder for Shares, if any, that we may elect to sell to the Selling Shareholder from time to time under the ELOC Agreement will be determined based on the then-current market price of shares of our common shares on such date, the actual number of shares of our Shares that we may sell to the Selling Shareholder under the ELOC Agreement may be fewer than the number of Shares being offered for resale under this prospectus. Solely for purposes of the table below, we have assumed that the Selling Shareholder will sell all of the Shares offered for resale in this offering and will make no other purchases or sales of Shares.

Name of Selling Securityholder	Number of Common Shares Beneficially Owned Prior to This Offering	Percentage of Outstanding Common Shares Beneficially Owned Prior to This Offering	Maximum Number of Common Shares to be Sold Pursuant to this Offering	Number of Common Shares Owned After this Offering	Percentage of Outstanding Common Shares Beneficially Owned After this Offering
White Lion Capital LLC	0	0%	6,300,000(1)	-	89.40%

(1)      Represents an aggregate of 6,300,000 Shares offered pursuant to this prospectus by the Selling Shareholder named above who is the investor under the ELOC Agreement: White Lion Capital LLC. The address of principal business office of White Lion Capital LLC is 21031 Ventura Blvd., Suite 920, Encino, CA 91316. The precise number of Shares to be offered and sold by each Selling Shareholder cannot be determined at this time, because pursuant to the terms of the ELOC Agreement, the Selling Shareholder will be designated at the time of each purchase, except that the total aggregate number of Shares to be offered by all Selling Shareholders will not exceed 6,300,000 Shares.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board deems relevant, and subject to the restrictions contained in any future financing instruments.

DIRECTORS AND EXECUTIVE OFFICERS

The names of our current directors and executive officers and their respective ages, positions, biographies are set forth below.

Name and Place of Residence	Position	Age
Executive Officers:
Daniel Reis-Faria Dubai, United Arab Emirates	Chief Executive Officer and Director	36
Dany Vaiman Ontario, Canada	Chief Financial Officer	40
Michael Heinrich Singapore	Executive Chairman and Director	42
Non-Employee Directors:
Edward Woo British Columbia, Canada	Director	46
Manfred Leventhal Ontario, Canada	Director	73

Non-Director Executive Officer

Dany Vaiman, Chief Financial Officer: Mr. Vaiman has served as the Company's Chief Financial Officer since June 2023 and as the Company's Senior VP Finance from December 2022 to June 2023. From February 2022 through the closing of the Company's arrangement with Franchise Global Health Inc. ("Franchise") on December 23, 2022 (the "Arrangement"), he served as the Chief Financial Officer of Franchise. Prior to that, Mr. Vaiman served as Corporate Controller (from July 2018 to July 2021) and as Assistant Controller (from June 2016 to June 2018) of Torex Gold Resources Inc.- a leading intermediate gold producer listed on the TSX. For seven years, Mr. Vaiman was with Ernst & Young's Toronto Audit Group, specializing in publicly listed TSX and SEC clients. Mr. Vaiman is a Chartered Professional Accountant (CPA) and Chartered Accountant (CA) in Ontario, a Certified Public Accountant (CPA) in Illinois, and holds a Bachelor of Business Administration (Honours) from the Schulich School of Business.

Directors

Daniel Reis-Faria, Chief Executive Officer and Director: Daniel Reis-Faria is a global technology entrepreneur, investor, and diplomat with over fifteen years of experience building and scaling companies across AI, blockchain, and cyber-security who joined the Company as Chief Executive Officer and Director in September 2025. In June 2017, he founded Erebor Capital Inc., an investment firm with holdings spanning North America, Japan, Africa, Europe, and the Caribbean, focused on Big Data, Artificial Intelligence, Cyber Security, and Digital Assets. In July 2019, he was the founding CEO of OARO, an aviation cyber-security company, where he pioneered large-scale deployment of blockchain biometric identity systems for airlines. He originated and facilitated the investment deal between Janover and Defi Development Corporation that led to the creation of the first Solana Treasury Vehicle in the United States. He holds a Master’s in Computer Science from the University of Coimbra and an Entrepreneurship Diploma from MIT.

Michael Heinrich, Executive Chairman and Director: Michael Heinrich is the Executive Chairman and Director of the Company. From March 2014 to June 2023, he was Chief Executive Officer of Garten, a company he founded. In June 2023 he became the co-founder and Chief Executive Officer of 0G Labs (0g.ai), which is an AI Layer 1 powered by a decentralized AI Operating System. He holds a Bachelor of Science from the University of California, Berkeley and a Master of Science from Stanford University.

Edward Woo, Director: Mr. Woo joined our Board in December 2022. From August 2021 through the closing of the Arrangement, he served as the President and Chief Operating Officer of Franchise. As a former executive at Rothmans Benson & Hedges Inc. and Philip Morris International, Mr. Woo held several leadership roles which included serving as Head of Regulatory & External Affairs at the Global Headquarters in Lausanne, Switzerland (2016 through 2021) and as Regional Communications Director Latin America and Canada (from 2013 through 2016). Mr. Woo has extensive global experience and strong ties to the European markets and worked closely with over 30 markets in Europe, Middle East, Asia and Latin America on the rollout of Philip Morris’ IQOS product. Mr. Woo holds a BA in Economics from the University of Western Ontario. Mr. Woo’s qualifications to serve on our Board include his extensive experience in the consumer-packaged goods industry, his regulatory knowledge and experience and his ties to the European markets.

Manfred Leventhal, Director: Mr. Leventhal is an accomplished executive with over 20 years of experience driving growth, strategy, and governance in small to mid-cap companies. He is a seasoned board member having a proven track record of success in corporate finance, strategy, and leadership. As the Canadian Director, from 2015 to 2022, for the real estate investment company, Hagshama Fund Ltd., Mr. Leventhal oversaw the company's project acquisition and development in Canada. Between 2022 and 2025, Mr. Leventhal was an independent board member of Genesis Petrocorp Ltd. And LHLegacy. He was the Chairman and a director, from 2017 to 2022 of the oil exploration company, Genesis Petrocorp Ltd. where he oversaw the company's growth and expansion initiatives. Mr. Leventhal holds a CPA & CGA (Ontario, Canada) designation and a Bachelor of Commerce from the University of The Witwatersrand, Johannesburg, South Africa where he majored in applied economics.

Family Relationships

There are no family relationships between any of our officers or directors.

Involvement in Certain Legal Proceedings

Corporate Cease Trade Orders

To the knowledge of the Company, no proposed director of the Company is, as at the date of the Annual Report, or has been, within 10 years before the date of this Annual Report, a director, chief executive officer or chief financial officer of any company (including the Company) that,

(a) was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Bankruptcy and Insolvency

To the knowledge of the Company, no proposed director of the Company:

(a) is, as at the date of this Annual Report, or has been within 10 years before the date of this Annual Report, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b) has, within the 10 years before the date of this Annual Report, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Penalties and Sanctions

To the knowledge of the Company, no proposed director of the Company has been subject to:

(a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Share Ownership

The following table sets forth information known to us regarding beneficial ownership of common shares as of November 28, 2025 by:

• each person known by us to be the beneficial owner of more than 5% of outstanding common shares;

• each of our named executive officers and directors;

• all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of November 28, 2025. In computing the number of common shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all common shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of November 28, 2025. These common shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common shares is based on 746,810 common shares outstanding as of November 28, 2025.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all common shares beneficially owned by him.

Unless otherwise noted, the business address of each of these shareholders is c/o Flora Growth Corp. 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309.

Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Common Shares Beneficially Owned(1)
5% or Greater Shareholders
Executive Officers
Daniel Reis-Faria(2)(3) Chief Executive Officer and Director	0	0%
Dany Vaiman(3)(4)(10) Chief Financial Officer	13,712	1.84%
Michael Heinrich(3)(5) Executive Chairman and Director	0	0%
Clifford Starke(6)(10) Former Chief Executive Officer and Director	98,741	13.22%
Sammy Dorf(7) Former Executive Chairman	6,411	0.86%
Non-Employee Directors
Manfred Leventhal(8)	129	0.02%
Edward Woo(9)(10)	3,506	0.47%
All current directors and executive officers as a group of 5 persons	17,347	2.32%

(1) Percentages are based on 746,810 common shares issued and outstanding as of November 28, 2025. Information as to the number of common shares beneficially owned, or over which control or direction is exercised, directly or indirectly, not being within the direct knowledge of the Company, has been furnished by the respective executive officers and directors individually or obtained from the System for Electronic Disclosure by Insiders and may include common shares owned or controlled by spouses and/or children of such individuals and/or companies controlled by such individuals or their spouses and/or children.

(2) Excludes common shares underlying pre-funded warrants issued in the September 2025 Private Placement.

(3) Excludes common shares underlying Reis-Faria Stock Options, the Vaiman Stock Options and the Heinrich Stock Options (together, the "Proposed Stock Options")

(4) Includes 4,381 shares held directly by Mr. Vaiman.

(5) Excludes Zero Gravity Note Shares.

(6) Includes (i) 23,253 shares held directly by Mr. Starke and (ii) 34,361 shares held by YT Research, Inc., a company owned and controlled by Mr. Starke. Mr. Starke's business address is Attn: Clifford Starke 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309.

(7) Includes 6,411 shares held directly by Mr. Dorf. Mr. Dorf's business address is Attn: Sammy Dorf 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309.

(8) Includes 129 shares held directly by Mr. Leventhal.

(9) Includes (i) 3,454 shares held directly by Mr. Woo, (ii) 52 shares held by 1317433 B.C. Limited, a company in which Mr. Woo is the sole director and equity owner.

(10) Messrs. Starke, Vaiman and Woo have reported as a group pursuant to Amendment No. 1 on Form 13D filed by Mr. Starke with the SEC on April 21, 2023. The number of shares disclosed in the above table only reflect the shares held or controlled directly by each director of officer and each such personal specifically disclaims beneficial ownership of the securities and he does not directly own or control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Cash Private Placement

On September 19, 2025, the Company entered into the September 2025 Securities Purchase Agreement with certain Cash Investors in connection with the issuance and sale by the Company to the Cash Investors via the Cash Private Placement of an aggregate of 116,340 Cash Common Shares, at a purchase price of US$25.19 per share and 425,929 Cash Pre-funded Warrants at a purchase price of US$25.1899 per warrant each to purchase one Cash Pre-funded Warrant Share which shall expire when exercised in full, at an exercise price of US$0.0001 per share. Each common share and Cash Pre-funded Warrant issued in the Cash Private Placement was bundled with 0.2 of a Cash Common Warrant. Each Cash Common Warrant shall be exercisable for one Cash Warrant Share for 1,825 calendar days after shareholder approval at an exercise price of US$25.19.

On September 26, 2025, an aggregate of 116,340 common shares, 412,037 Cash Pre-funded Warrants and 105,666 Cash Common Warrants were issued.

On October 9, 2025, the final 7,938 Cash Pre-funded Warrants and 1,586 Cash Common Warrants that were part of the Cash Private Placement were issued for total proceeds of $0.2 million.

On October 9, 2025, in connection with the second closing of the Cash Private Placement, we issued the remaining 5,954,743 Cash Pre-funded Warrants to Daniel Reis-Faria, the Company's Chief Executive Officer, in exchange for 50,000,000 0G Tokens.

The net proceeds from the sale of the Cash Common Shares and Cash Pre-funded Warrants were approximately US$13,660,000 after deducting estimated expenses relating to the Cash Private Placement. The Company intends to use the net proceeds of the sale of the Cash Common Shares and Cash Pre-funded Warrants to further the Company's new digital asset treasury strategy linked to  0G, and to explore and expand the use of the native AI functionality of the 0G Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

Token Private Placement

On September 19, 2025, the Company entered into the Token Securities Purchase Agreement with the Token Investors in connection with the issuance and sale by the Company to the Token Investors via the Token Private Placement of an aggregate of 8,546,955 Token Pre-funded Warrants at a purchase price of US$25.1899 per warrant each to purchase one Token Pre-funded Warrant Share which shall be exercisable upon shareholder approval and expire when exercised in full, at an exercise price of US$0.0001 per share. The purchase price of each Token Pre-funded Warrant shall be paid in the form of Tokens, with each token having a deemed value of US$3.00 in accordance with the valuation mutually agreed upon by the Company and the Token Investors. Closing of the Token Private Placement occurred on September 26, 2025.

In connection with the Token Private Placement, the Company received 71,766,135 Tokens. Such Tokens, when converted into cash, have an aggregate value of approximately US$215,297,806, based upon the agreed upon value of US$3 per Token. Accordingly, the net proceeds from the sale of the Token Pre-funded Warrants were approximately US$215,297,806. The Company intends to use the Tokens received as consideration for the sale of the Token Pre-funded Warrants to further the Company's new digital asset treasury strategy linked to the Tokens, and to explore and expand the use of the native AI functionality of the Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

Note Private Placement

On September 19, 2025, the Company, entered into the Note Securities Purchase Agreement with the Note Investor in connection with the issuance by the Company to the Note Investor via the Note Private Placement of the Note in an aggregate original principal amount of Solana with a current value of US$22,880,000.

The Note accrues interest payable in Solana at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025. At the option of the Company, with respect to any Interest Payment Date through and including September 30, 2026, accrued interest for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Solana principal amount. Upon shareholder approval at the Shareholder Meeting, the Note and accrued and unpaid interest are convertible into the Note Shares at a conversion ratio of the U.S. Dollar Value (as defined in the Note) of Solana divided by US$33.34. The Note matures in September 2030, but the holder can demand full prepayment during two 60-day windows after the 1st and 2nd anniversaries of issuance. The Solana is locked under the Note and will unlock equally each month in November 2025 through January 2028. Once unlocked, it can be sold on a Solana exchange.

On October 24, 2025, in connection with the Note Private Placement, the Company received 95,333.3333 Solana. The Company intends to use the Solana from the issuance of the Note to further the Company's new digital asset treasury strategy.

Zero Gravity Private Placement

On September 19, 2025, the Company entered into the Loan Agreement between the Company and Zero Gravity, pursuant to which the Company agreed to borrow Tokens from Zero Gravity and agreed to issue to Zero Gravity 1,786,423 Loan Agreement Warrants each to purchase one common share at an exercise price of USD$0.01 per share.

On September 22, 2025, the Company, entered into the Zero Gravity Securities Purchase Agreement with Zero Gravity for the issuance of the Zero Gravity Convertible Note that will replace the Loan Agreement and Loan Agreement Warrants, subject to closing as described below.

Pursuant to the Zero Gravity Securities Purchase Agreement, in the event that the Zero Gravity Convertible Note is not issued on or prior to the Outside Date, the Zero Gravity Securities Purchase Agreement, and the Zero Gravity Convertible Note shall be automatically cancelled and terminated in their entirety with no further action from either Party. Upon occurrence of the Early Termination, the Loan Agreement and Loan Agreement Warrants shall remain in full force and effect with an effective date of September 19, 2025. In the event that the Zero Gravity Convertible Note is issued on or prior to the Outside Date, then the Prior Loan Documents shall be automatically cancelled and terminated in their entirety.

Pursuant to the Zero Gravity Convertible Note, in connection with the issuance by the Company to Zero Gravity via the Zero Gravity Private Placement of an unsecured convertible note in an aggregate original principal amount of Tokens with a current value of US$150,000,000. Closing of the Zero Gravity Private Placement occurred on September 26, 2025.

The Zero Gravity Convertible Note accrues interest payable in Tokens at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025 (each such date, an "Interest Payment Date"). At the option of the Company, with respect to any Interest Payment Date through and including September 30, 2026, accrued interest for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Token principal amount. Upon shareholder approval at the Shareholder Meeting, the Zero Gravity Convertible Note and accrued and unpaid interest are convertible into the Zero Gravity Note Shares at a conversion ratio of the U.S. Dollar Value (as defined in the Zero Gravity Convertible Note) of Tokens divided by US$33.34, subject to updates in accordance with the terms of the Zero Gravity Convertible Note.

On October 23, 2025, in connection with the Zero Gravity Private Placement, the Company received 50,000,000 Tokens. The Company intends to use the Tokens from the issuance of the Zero Gravity Convertible Note to further the Company's new digital asset treasury strategy.

Mr. Reis-Faria, our Chief Executive Officer and member of our Board, originated and facilitated the investment transaction between Janover and Defi Development Corporation that led to the creation of the first Solana Treasury Vehicle in the United States. Mr. Reis-Faria participated as an investor in the Cash Private Placement in which he contributed 50,000,000 Tokens to the Company, with such Tokens, when converted into cash, have an aggregate value of approximately US$150,000,000, based upon the agreed upon value of US$3 per Token,  and was issued 5,954,743 Token Pre-funded Warrants at a purchase price of US$25.1899 per Pre-funded Warrant having an approximate dollar value of US$149,999,977.

In connection with the Cryptocurrency Offering, on September 20, 2025, Mr. Clifford Starke resigned as a director and the Chief Executive Officer of the Company and Mr. Sammy Dorf resigned as the Executive Chairman of the Company.  On September 20, 2025, the Board appointed Mr. Daniel Reis-Faria and Mr. Michael Heinrich as non-independent directors of the Board, and in connection with their appointments to the Board, Mr. Reis-Faria, was also appointed as the Chief Executive Officer of the Company and Mr. Heinrich was also appointed as Executive Chairman effective September 20, 2025.

Mr. Heinrich, our Executive Chairman and a member of our Board, is the Chief Executive Officer of 0G Labs. The 0G token which we own is the native cryptocurrency of 0G Labs.

DESCRIPTION OF COMMON SHARES

General

This prospectus describes the general terms of our common shares, which description is qualified in its entirety by reference to applicable Canadian law and the terms and provisions contained in our articles of incorporation (as amended, the "articles") and our bylaws currently in effect (the "bylaws"). When we offer to sell common shares, we will describe the specific terms of such offering in a supplement to this prospectus. Accordingly, for a description of the terms of a particular offering of our common shares, you must refer to both this prospectus and the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information contained in the prospectus supplement.

Under our articles, our authorized capital consists of an unlimited number of common shares, with no par value per share, which do not have any special rights or restrictions. As of November 28, 2025, there were 746,810 common shares outstanding.

Rights, Preferences, Restrictions Attaching to Our Common Shares

The Business Corporations Act (Ontario) provides the following rights, privileges, restrictions and conditions attaching to our common shares:

• to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

• subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our Company, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company; and

• the Common Shares are entitled to receive dividends if, as, and when declared by the Board.

Shareholder Meetings

The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 50 days or by less than 21 days, if we are an "offering corporation" under the rules of the Business Corporations Act (Ontario), otherwise not less than 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders (along with such other persons as may be invited by the chairperson or with the consent of the meeting); and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Ontario Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

The Company's bylaws provide that a quorum is met when holders of not less than 35% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy. The holders of our common shares are entitled to attend and vote at all meetings of the shareholders of the Company.

Fully Paid and Non-assessable

All outstanding common shares are duly authorized, validly issued, fully paid and non-assessable.

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below. Indemnification is prohibited unless the individual:

• Acted honestly and in good faith with a view to our best interests;

• In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

• Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company.

Listing

Our common shares are listed on Nasdaq under the symbol “FLGC”.

PLAN OF DISTRIBUTION

The Shares offered by this prospectus is being offered by the Selling Shareholder, White Lion. The Shares may be sold or distributed from time to time by the Selling Shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Shares offered by this prospectus could be effected in one or more of the following methods:

•        ordinary brokers' transactions;

•        transactions involving cross or block trades;

•        through brokers, dealers, or underwriters who may act solely as agents;

•        "at the market" into an existing market for the common shares;

•        in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•        in privately negotiated transactions; or

•        any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state's registration or qualification requirement is available and complied with.

White Lion is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act.

White Lion has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the Shares that it may purchase from us pursuant to the ELOC Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Such unaffiliated broker-dealer may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act. White Lion has informed us that such broker-dealer will receive commissions from White Lion that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the Shares sold by White Lion through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of Shares sold by White Lion may be less than or in excess of customary commissions. Neither we nor White Lion can presently estimate the amount of compensation that any agent will receive from any purchasers of Shares sold by White Lion.

We know of no existing arrangements between White Lion or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of Shares offered by this prospectus by the Selling Shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such Shares by the Selling Shareholder, any compensation paid by White Lion to any such brokers, dealers, underwriters or agents, and any other required information.

As consideration for White Lion's irrevocable commitment to purchase the Company's common shares under the ELOC Agreement, we paid White Lion a one-time structuring fee of $20,000 and also agreed to pay a commitment fee to White Lion in the form of Shares with an aggregate market value of $125,000 or 0.5% of the Initial Commitment (the "Initial Commitment Fee"), which will be paid on the effective date of the Registration Statement. The number of Shares issuable for the Initial Commitment Fee will be determined based on the amount of Shares equal to $125,000 divided by the lowest trade price of the common shares on the earlier of (i) the date the Registration Statement becomes effective or (ii) the date that is 180 days following signing of the ELOC Agreement. For the avoidance of doubt, the Company shall owe to the Selling Shareholder no more than $125,000 in Commitment Shares regardless of whether the Registration Statement goes effective within 180 days or not. In no scenario shall the Company pay an additional cost above $125,000 aside from an increase in the Commitment Amount. If the Initial Commitment is increased to the Total Commitment, the Company will pay an additional commitment fee to White Lion in the form of Shares with an aggregate market value equal to 0.5% of the Total Commitment amount, the market value of which will be determined based on the lowest trading price of the Shares on the business day immediately preceding the date the Company notifies White Lion of such increase.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares covered by this prospectus by White Lion. We and White Lion have agreed to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against certain liabilities in connection with the offering of Shares offered hereby, including liabilities arising under the Securities Act.

We have advised White Lion that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all Shares offered by this prospectus have been sold by White Lion.

Our common shares are traded on the Nasdaq Capital Market tier of Nasdaq under the symbol “FLGC”.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the ownership and disposition of Shares acquired pursuant to the offering under this prospectus.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership and disposition of Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal alternative minimum tax, U.S. federal net investment income tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax consequences to U.S. Holders of the acquisition, ownership or disposition of Shares. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Shares.

No opinion of legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, the current provisions of the Convention between Canada and the United States with respect to Taxes on Income and on Capital of 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Shares acquired pursuant to this prospectus that is for U.S. federal income tax purposes:

• an individual who is a citizen or resident of the United States;

• a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

• an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

• a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of Shares acquired pursuant to this prospectus that is not a U.S. Holder or an entity classified as a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal, state or local tax consequences to non-U.S. Holders arising from or relating to the acquisition, ownership or disposition of Shares. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, state and local and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership and disposition of Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to special tax accounting rules with respect to the Shares; (i) are partnerships or other "pass-through" entities (and partners or other owners thereof); (j) are S corporations (and shareholders thereof); (k) are U.S. expatriates or former long-term residents of the United States subject to Sections 877 or 877A of the Code; (l) hold Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (m) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the Company's outstanding shares. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as other "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of Shares.

Passive Foreign Investment Company Rules

If the Company were to constitute a PFIC within the meaning of Section 1297(a) of the Code for any year during a U.S. Holder's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to the U.S. Holder resulting from the acquisition, ownership and disposition of Shares. The Company believes that it was not a PFIC for its most recently completed tax year. The Company's anticipated PFIC status for its current tax year and future tax years is uncertain and may depend on, among other things, how quickly the Company may raise cash pursuant to this offering, the manner in which, and how quickly, the Company utilizes its cash on hand and the cash proceeds received from this offering, the business conducted by the Company going forward and the assets held by the Company in connection with such business, as well as on changes in the market value of the Shares. No opinion of legal counsel or ruling from the IRS concerning the Company's status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, the status of the Company or any of its subsidiaries for the current year or any future tax year cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company or any of its subsidiaries concerning its PFIC status. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of the Company and each of its subsidiaries.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, for a tax year, (a) 75% or more of its gross income is passive income (the "PFIC income test") or (b) 50% or more of the value of its assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the "PFIC asset test"). "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain "related persons" (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company's direct or indirect equity interest in any company that is also a PFIC (a "Subsidiary PFIC"), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any "excess distributions", as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If the Company is a PFIC for any tax year during which a U.S. Holder owns Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Shares will depend on whether and when such U.S. Holder makes an election to treat the Company and each Subsidiary PFIC, if any, as a "qualified electing fund" or "QEF" under Section 1295 of the Code (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election"). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Holder."

A Non-Electing U.S. Holder will be subject to the default rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of Shares; and (b) any "excess distribution" received on the Shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the Shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any "excess distribution" received on the Shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the respective Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above), but not loss, as if the Shares were sold on the last day of the last tax year for which the Company was a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its Shares begins generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to its Shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) the Company's net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company's ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents the Company's "earnings and profits" that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Holder's holding period for the Shares in which the Company is a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder's holding period for the Shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a "purging" election to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above) as if such Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a "purging" election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the default rules of Section 1291 of the Code discussed above with respect to its Shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC again in a later tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

U.S. Holders should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a QEF, or that the Company will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event the Company is a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to the Company. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the default rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the Shares are marketable stock. The Shares generally will be "marketable stock" if the Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this matter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for the Shares for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the default rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Shares, as of the close of such tax year over (b) such U.S. Holder's adjusted tax basis in such Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder's adjusted tax basis in the Shares, over (b) the fair market value of such Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event the Company is a PFIC during such U.S. Holder's holding period for the relevant Shares. However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the relevant Shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Shares.

In addition, a U.S. Holder who acquires Shares from a decedent will not receive a "step up" in tax basis of such Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Shares.

General Rules Applicable to the Ownership and Disposition of Shares

The following discussion is subject, in its entirety, to the rules described above under the heading "Passive Foreign Investment Company Rules".

Distributions on Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the Company's current and accumulated "earnings and profits", as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or was a PFIC for the preceding tax year. To the extent that a distribution exceeds the Company's current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's adjusted tax basis in the Shares and thereafter as gain from the sale or exchange of such Shares. (See "Sale or Other Taxable Disposition of Shares" below). However, the Company does not intend to maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder therefore should assume that any distribution by the Company with respect to the Shares will constitute ordinary dividend income. Dividends received on the Shares by corporate U.S. Holders generally will not be eligible for the "dividends received deduction". Subject to applicable limitations and provided the Company is eligible for the benefits of the Canada-U.S. Tax Convention or the Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, in respect of the Shares generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Shares

Upon the sale or other taxable disposition of Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between (a) the U.S. dollar value of cash received plus the fair market value of any property received, and (b) such U.S. Holder's adjusted tax basis in such Shares sold or otherwise disposed of. A U.S. Holder's initial tax basis in its Shares will generally equal the purchase price paid for such Shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Shares have been held for longer than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the Shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other taxable disposition of Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of Canada-U.S. Tax Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of Shares will generally be subject to information reporting and backup withholding tax (currently at the rate of 24%) if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fogler, Rubinoff LLP.

EXPERTS

The Company's consolidated financial statements as of and for the fiscal year ended December 31, 2024 included in this prospectus have been audited by Davidson & Company LLP, PCAOB ID: 731 ("Davidson"), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson's headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Canada, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is www.sec.gov/edgar.

We make available free of charge on or through our website, www.floragrowth.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

This prospectus is part of the registration statement on Form S-1 that we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our website, www.floragrowth.com.

Information contained on or accessible through our website is not incorporated by reference in this prospectus and does not constitute a part hereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering:

  our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025;
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 filed with the SEC on May 13, 2025;
  our Quarterly Report on Form 10-Q for the six months ended June 30, 2025 filed with the SEC on August 1, 2025;
  our Quarterly Report on Form 10-Q for the three months ended September 30, 2025 filed with the SEC on November 5, 2025;
  our Definitive Proxy Statement on Form DEF 14A filed with the SEC on May 6, 2025;
  our Current Reports on Form 8-K filed with the SEC on February 5, 2025, February 28, 2025, May 2, 2025, June 30, 2025, August 4, 2025, August 27, 2025, September 23, 2025, September 23, 2025, and September 29, 2025;
  the Company's Registration Statement on Form 8-A filed with the SEC on May 10, 2021, in which there is described the terms, rights and provisions applicable to the Company's common shares, including any amendment or report filed for the purpose of updating such description, including the description of common shares filed as Exhibit 2.1 to the Company's Form 20-F for the year ended December 31, 2021.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus (in each case, excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and exhibits filed on such form related to such items or any other information that is identified as "furnished" rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida 33309, Attention: Dany Vaiman, Chief Financial Officer or made by phone at +(954) 842-4989. You may also access the documents incorporated by reference in this prospectus through our website at www.floragrowth.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

FLORA GROWTH CORP.

6,300,000

Common Shares

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC registration fee	$6,487
FINRA filing fee	-
Legal fees and expenses	$150,000
Printing fees and expenses	$10,000
Accounting fees and expenses	$40,000
Transfer agent fees and expenses	$10,000
Miscellaneous fees and expenses	$30,000
Total	$246,487

Item 14. Indemnification of Directors and Officers

In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below. Indemnification is prohibited unless the individual:

  Acted honestly and in good faith with a view to our best interests;
  In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and
  Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Item 15. Recent Sales of Unregistered Securities.

Statutory Plan of Arrangement

On December 23, 2022, the Company completed its previously reported acquisition of all the issued and outstanding common shares (the "Franchise Common Shares") of Franchise by way of a statutory plan of arrangement (the "Arrangement") under the Business Corporations Act (British Columbia) pursuant to that certain arrangement agreement, dated October 21, 2022, by and between Flora and Franchise (the "Arrangement Agreement").

Pursuant to the Arrangement Agreement, at completion of the Arrangement, Flora acquired the Franchise Common Shares in exchange for 1,116,050 Common Shares (the “Flora Shares”). The issuance of the Flora Shares in exchange for the Franchise Common Shares was, subject to applicable securities laws, exempt from the registration requirements of (i) the Securities Act pursuant to the exemption provided by Section 3(a)(10) thereof and (ii) applicable U.S. state securities laws.

Private Placement

On May 2, 2025, the Company, entered into the Securities Purchase Agreement with the May 2025 Investors in connection with the issuance and sale by the Company to the May 2025 Investors via the May 2025 Private Placement of an aggregate of 80,333 common shares of the Company, no par value per share at a purchase price of US$11.70 per share and 18,640 Pre-funded Warrants of the Company at a purchase price of US$11.6961 per warrant each to purchase one Pre-funded Warrant Share which was immediately exercisable and expire when exercised in full, at an exercise price of US$0.0039 per share. The Company filed a registration statement on Form S-3 on May 14, 2025.

The Company reimbursed the May 2025 Investors a non-accountable amount of US$15,000 for all costs and expenses of outside counsel and disbursements of Bevilacqua PLLC, counsel to one of the Investors, which was withheld by such May 2025 Investor from its purchase price at the closing date of the private placement.

The net proceeds from the sale of the common shares and Pre-funded Warrants were approximately US$1,100,000 after deducting estimated expenses relating to the May 2025 Private Placement. The Company used $0.4 million of the net proceeds from the May 2025 Private Placement to purchase Solana, $0.4 million of the net proceeds from the May 2025 Private Placement to purchase Ethereum, $0.1 million of the net proceeds from the May 2025 Private Placement to purchase Sui, $0.1 million of the net proceeds from the May 2025 Private Placement to purchase Ripple, and the balance of the net proceeds from the May 2025 Private Placement for general corporate and working capital purposes and to pay any fees and expenses in connection with the issuance of the common shares and the Pre-funded Warrants. The Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Investors. Additionally, the Company has agreed to provide the Investors with customary indemnification under the Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act.

The common shares, Pre-funded Warrants and Pre-funded Warrant Shares have not been registered under the Securities Act and instead were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Cash Private Placement

On September 19, 2025, the Company entered into the September 2025 Securities Purchase Agreement with certain Cash Investors in connection with the issuance and sale by the Company to the Cash Investors via the Cash Private Placement of an aggregate of 116,340 Cash Common Shares, at a purchase price of US$25.19 per share and 425,929 Cash Pre-funded Warrants at a purchase price of US$25.1899 per warrant each to purchase one Cash Pre-funded Warrant Share which shall expire when exercised in full, at an exercise price of US$0.0001 per share. Each common share and Cash Pre-funded Warrant issued in the Cash Private Placement was bundled with 0.2 of a Cash Common Warrant. Each Cash Common Warrant shall be exercisable for one Cash Warrant Share for 1,825 calendar days after shareholder approval at an exercise price of US$25.19.

On September 26, 2025, an aggregate of 116,340 common shares, 412,037 Cash Pre-funded Warrants and 105,666 Cash Common Warrants were issued.

On October 9, 2025, the final 7,938 Cash Pre-funded Warrants and 1,586 Cash Common Warrants that were part of the Cash Private Placement were issued for total proceeds of $0.2 million.

On October 9, 2025, in connection with the second closing of the Cash Private Placement, we issued the remaining 5,954,743 Cash Pre-funded Warrants to Daniel Reis-Faria, the Company's Chief Executive Officer, in exchange for 50,000,000 0G Tokens.

The Company has agreed to file a re-sale registration statement on Form S-3 registering the Cash Common Shares, Cash Pre-funded Warrant Shares and Cash Warrant Shares no later than the six-month anniversary of shareholder approval of the issuance of the Cash Pre-funded Warrant Shares and Cash Warrant Shares at a special or annual meeting of shareholders of the Company.

The net proceeds from the sale of the Cash Common Shares and Cash Pre-funded Warrants were approximately US$13,660,000 after deducting estimated expenses relating to the Cash Private Placement. The Company intends to use the net proceeds of the sale of the Cash Common Shares and Cash Pre-funded Warrants to further the Company's new digital asset treasury strategy linked to  0G, and to explore and expand the use of the native AI functionality of the 0G Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

The September 2025 Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Cash Investors. Additionally, the Company has agreed to provide the Cash Investors with customary indemnification under the Cash Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act. The Company has agreed to pay the reasonable fees and expenses of counsel for certain Cash Investors, in an amount not to exceed US$150,000.

Token Private Placement

On September 19, 2025, the Company entered into the Token Securities Purchase Agreement with the Token Investors in connection with the issuance and sale by the Company to the Token Investors via the Token Private Placement of an aggregate of 8,546,955 Token Pre-funded Warrants at a purchase price of US$25.1899 per warrant each to purchase one Token Pre-funded Warrant Share which shall be exercisable upon shareholder approval and expire when exercised in full, at an exercise price of US$0.0001 per share. The purchase price of each Token Pre-funded Warrant shall be paid in the form of Tokens, with each token having a deemed value of US$3.00 in accordance with the valuation mutually agreed upon by the Company and the Token Investors. Closing of the Token Private Placement occurred on September 26, 2025.

The Company has agreed to file a re-sale registration statement on Form S-3 registering the Token Pre-funded Warrant Shares no later than the six-month anniversary of the date of shareholder approval at the Shareholder Meeting.

In connection with the Token Private Placement, the Company received 71,766,135 Tokens. Such Tokens, when converted into cash, have an aggregate value of approximately US$215,297,806, based upon the agreed upon value of US$3 per Token. Accordingly, the net proceeds from the sale of the Token Pre-funded Warrants were approximately US$215,297,806. The Company intends to use the Tokens received as consideration for the sale of the Token Pre-funded Warrants to further the Company's new digital asset treasury strategy linked to the Tokens, and to explore and expand the use of the native AI functionality of the Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

The Token Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Token Investors. Additionally, the Company has agreed to provide the Token Investors with customary indemnification under the Token Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act. The Company has agreed to pay the reasonable fees and expenses of counsel for certain Token Investors, in an amount not to exceed US$150,000.

Note Private Placement

On September 19, 2025, the Company, entered into the Note Securities Purchase Agreement with the Note Investor in connection with the issuance by the Company to the Note Investor via the Note Private Placement of the Note in an aggregate original principal amount of Solana with a current value of US$22,880,000.

The Note accrues interest payable in Solana at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025. At the option of the Company, with respect to any Interest Payment Date through and including September 30, 2026, accrued interest for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Solana principal amount. Upon shareholder approval at the Shareholder Meeting, the Note and accrued and unpaid interest are convertible into the Note Shares at a conversion ratio of the U.S. Dollar Value (as defined in the Note) of Solana divided by US$33.34. The Note matures in September 2030, but the holder can demand full prepayment during two 60-day windows after the 1st and 2nd anniversaries of issuance. The Solana is locked under the Note and will unlock equally each month in November 2025 through January 2028. Once unlocked, it can be sold on a Solana exchange.

On October 24, 2025, in connection with the Note Private Placement, the Company received 95,333.3333 Solana. The Company intends to use the Solana from the issuance of the Note to further the Company's new digital asset treasury strategy.

The Note Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Note Investor. Additionally, the Company has agreed to provide the Note Investor with customary indemnification under the Note Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Note Private Placement, including all fees and expenses of its professional advisors, were paid by the party incurring such expense.

Zero Gravity Private Placement

On September 19, 2025, the Company entered into the Loan Agreement between the Company and Zero Gravity, pursuant to which the Company agreed to borrow Tokens from Zero Gravity and agreed to issue to Zero Gravity 1,786,423 Loan Agreement Warrants each to purchase one common share at an exercise price of USD$0.01 per share.

On September 22, 2025, the Company, entered into the Zero Gravity Securities Purchase Agreement with Zero Gravity for the issuance of the Zero Gravity Convertible Note that will replace the Loan Agreement and Loan Agreement Warrants, subject to closing as described below.

Pursuant to the Zero Gravity Securities Purchase Agreement, in the event that the Zero Gravity Convertible Note is not issued on or prior to the Outside Date, the Zero Gravity Securities Purchase Agreement, and the Zero Gravity Convertible Note shall be automatically cancelled and terminated in their entirety with no further action from either Party. Upon occurrence of the Early Termination, the Loan Agreement and Loan Agreement Warrants shall remain in full force and effect with an effective date of September 19, 2025. In the event that the Zero Gravity Convertible Note is issued on or prior to the Outside Date, then the Prior Loan Documents shall be automatically cancelled and terminated in their entirety.

Pursuant to the Zero Gravity Convertible Note, in connection with the issuance by the Company to Zero Gravity via the Zero Gravity Private Placement of an unsecured convertible note in an aggregate original principal amount of Tokens with a current value of US$150,000,000. Closing of the Zero Gravity Private Placement occurred on September 26, 2025.

The Zero Gravity Convertible Note accrues interest payable in Tokens at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025 (each such date, an "Interest Payment Date"). At the option of the Company, with respect to any Interest Payment Date through and including September 30, 2026, accrued interest for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Token principal amount. Upon shareholder approval at the Shareholder Meeting, the Zero Gravity Convertible Note and accrued and unpaid interest are convertible into the Zero Gravity Note Shares at a conversion ratio of the U.S. Dollar Value (as defined in the Zero Gravity Convertible Note) of Tokens divided by US$33.34, subject to updates in accordance with the terms of the Zero Gravity Convertible Note.

On October 23, 2025, in connection with the Zero Gravity Private Placement, the Company received 50,000,000 Tokens. The Company intends to use the Tokens from the issuance of the Zero Gravity Convertible Note to further the Company's new digital asset treasury strategy.

The Zero Gravity Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Note Investor. Additionally, the Company has agreed to provide the Zero Gravity with customary indemnification under the Zero Gravity Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Zero Gravity Private Placement, including all fees and expenses of its professional advisors, were paid by the party incurring such expense.

The Cash Common Shares, Warrants, Warrant Shares, the Notes, the Note Shares and Loan Agreement Warrants and common shares underlying the Loan Agreement Warrants as referenced under the headers "Cash Private Placement", "Token Private Placement", "Note Private Placement" and "Zero Gravity Private Placement" have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

Equity Transfer and Debt Repayment Agreement

On September 20, 2025, the Company entered into the Equity Transfer Agreement, by and among the Company, the Company's wholly-owned subsidiaries, Flora Growth US Holdings Corp. and Phatebo, Flora Growth US Holdings LLC, and 2200049 Alberta Inc., Mercury II Acquisitions Corp., Brett Sandman, Chris Tilson, Clifford Starke, Sammy Dorf and Stephen Iacona.

Subject to the terms and conditions set forth in the Equity Transfer Agreement:

(i) the Noteholders contributed promissory notes, which were issued by Flora to the Noteholders on January 30, 2025 and had an aggregate outstanding balance of US$2,222,143, to Lender, a newly-formed entity, in exchange for pro rata membership interests in Lender; and

(ii) thereafter, Transferors transferred to Lender, in full satisfaction and repayment of the Promissory Notes, all of Transferors' equity interests in the Transferred Companies, which collectively comprised the Company's hemp and cannabis-related business.

The Transferred Companies included the following wholly-owned subsidiaries of Transferors:  Australian Vaporizers Pty LTD; Vessel Brand Canada Inc; Klokken Aarhus Inc.; (iv) Rangers Pharmaceuticals A/S; TruHC Pharma GmbH; Vessel Brand Inc.; High Roller Private Label LLC; Just Brands LLC; Just Brands FL LLC; Just Brands International LTD; United Beverage Distribution Inc.; and Phatebo Pharma EOOD. As part of the Disposition, the Company will also transfer to Lender its minority equity interest in Hoshi International Inc.

The closing of the Disposition occurred following signing on September 26, 2025.

The Equity Transfer Agreement contains limited representations and warranties of the parties, in addition to covenants, closing conditions and indemnities customary for a transaction of this nature. The representations, warranties and covenants contained in the Equity Transfer Agreement were made only for purposes of such agreement and as of specific dates; were made solely for the benefit of the parties; may not have been intended to be statements of fact, but rather as a method of allocating risk and governing the contractual rights and obligations of the parties; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on such representations, warranties or covenants as statements of fact with respect to the parties or any of their respective subsidiaries or affiliates.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

3.1+	Articles of Incorporation of Flora Growth Corp. (incorporated by reference to Exhibit 2.1 of the Company’s Form 1-A filed with the SEC on October 11, 2019)

3.2+	Articles of Amendment of Flora Growth Corp., effective April 30, 2021 (incorporated by reference to Exhibit 3.3 of the Company’s Form F-1 filed with the SEC on November 16, 2021)

3.3+	Articles of Amendment of Flora Growth Corp. effective June 9, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on June 7, 2023)

3.4+	Articles of Amendment of Flora Growth Corp. effective on August 3, 2025 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on August 4, 2025)

3.5+	Bylaw No. 1-A of Flora Growth Corp. (incorporated by reference to Exhibit 99.3 of the Company’s Report on Form 6-K filed with the SEC on July 6, 2022)

4.1+	Form of Unit Warrant (incorporated by reference to Exhibit 4.5 of Flora’s Form F-1, filed with the SEC on November 16, 2021)

4.2+	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of Flora’s Form 6-K, filed with the SEC on December 13, 2022)

4.3+	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of Flora’s Form 6-K, filed with the SEC on December 13, 2022)

4.4+	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of Flora’s Form 8-K filed with the SEC on September 21, 2023)

4.5+	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of Flora’s Form 8-K filed with the SEC on September 21, 2023)

4.6+	Form of Warrant Amendment (incorporated by reference to Exhibit 10.3 of Flora’s Form 8-K filed with the SEC on September 21, 2023)

4.7+	Form of Pre-funded Warrant dated May 2, 2025 (incorporated by reference to Exhibit 4.1 of Flora’s Form 8-K filed with the SEC on May 2, 2025)

4.8+	Form of Pre-funded Warrant dated September 19, 2025 (incorporated by reference to Exhibit 4.1 of Flora's Form 8-K filed with the SEC on September 23, 2025

4.9+	Form of Common Warrant dated as of September 19, 2025 (incorporated by reference to Exhibit 4.2 of Flora's Form 8-K filed with the SEC on September 23, 2025

4.10+	Form of Convertible Note dated as of September 19, 2025 (incorporated by reference to Exhibit 4.3 of Flora's Form 8-K filed with the SEC on September 23, 2025

4.11+	Form of Convertible Note dated as of September 22, 2025 (incorporated by reference to Exhibit 4.4 of Flora's Form 8-K filed with the SEC on September 23, 2025)

5.1*	Opinion of Fogler, Rubinoff LLP

10.1+#	Flora Growth Corp. Stock Option Plan (incorporated by reference to Exhibit 6.16 of the Company's Form 1-A, filed with the SEC on October 10, 2019).

10.2+#	Form of Stock Option Agreement (incorporated by reference to Exhibit 6.17 of the Company's Form 1-A, filed with the SEC on October 10, 2019).

10.3+	Letter Agreement by and between Flora Growth Corp. and TruHC Holding GmbH, dated April 1, 2024 (incorporated by reference to Exhibit 10.1 of Flora’s Form 8-K filed with the SEC on April 5, 2024).

10.4+	Underwriting Agreement, dated April 4, 2024, by and between the Company and Aegis Capital Corp. (incorporated by reference to Exhibit 1.1 of Flora’s Form 8-K filed with the SEC on April 8, 2024).

10.5+	Stock Purchase Agreement, dated April 16, 2024, by and between Flora Growth Crop. and TruHC Holding GmbH (incorporated by reference to Exhibit 10.1 of Flora’s Form 8-K filed with the SEC on April 19, 2024).

10.6+	Sales Agreement by and among Flora Growth Corp. and Aegis Capital Corp., dated April 26, 2024 (incorporated by reference to Exhibit 1.1 of Flora’s Form 8-K filed with the SEC on April 29, 2024).

10.7+	Share and Purchase Agreement, dated June 4, 2024, by and between Flora Growth Corp. and Lifeist Wellness Inc. (incorporated by reference to Exhibit 1.1 of Flora’s Form 8-K filed with the SEC on June 5, 2024).

10.8+#	Form of Stock Appreciation Rights Agreement (incorporated by reference to Exhibit 10.1 of Flora’s Form 8-K filed with the SEC on September 5, 2024).

10.9+	Supply Agreement, by and between Northern Green Canada Inc. and Flora Growth Corp., made as of October 31, 2024 (incorporated by reference to Exhibit 10.1 of Flora’s Form 8-K filed with the SEC on November 1, 2024).

10.10+	Deed of termination, settlement and release in respect of the supply agreement, by and among Flora Growth Corp., Northern Green Canada Inc., ACA Müller ADAG Pharma Vertriebs GmbH and Curaleaf Portugal LDA, dated as of October 28, 2024 (incorporated by reference to Exhibit 10.2 of Flora’s Form 8-K filed with the SEC on November 1, 2024).

10.11+	Placement Agent Agreement, between Flora Growth Corp. and Aegis Capital Corp., dated December 10, 2024 (incorporated by reference to Exhibit 1.1 of Flora’s Form 8-K filed with the SEC on December 12, 2024).

10.12+	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 of the Form 1-A offering statement filed on August 7, 2024)

10.13+	Securities Purchase Agreement, dated December 13, 2024, by and between the Company and the purchasers identified therein (incorporated by reference to Exhibit 10.1 of Flora’s Form 8-K filed with the SEC on December 16, 2024).

10.14+	Placement Agent Agreement, dated as of December 13, 2024, by and between the Company and Aegis (incorporated by reference to Exhibit 10.2 of Flora’s Form 8-K filed with the SEC on December 16, 2024).

10.15+#	Form of Restricted Stock Award Agreement dated December 15, 2024 (incorporated by reference to Exhibit 10.1 of Flora’s Form 8-K filed with the SEC on December 17, 2024).

10.16+#	Form of Stock Appreciation Rights Agreement dated December 15, 2024 (incorporated by reference to Exhibit 10.2 of Flora’s Form 8-K filed with the SEC on December 17, 2024).

10.17+	Share Purchase Agreement dated January 30, 2025 (incorporated by reference to Exhibit 10.1 of Flora’s Form 8-K filed with the SEC on February 5, 2025).

10.18+	Form of Promissory Note of Flora Growth Corp., dated January 30, 2025 (incorporated by reference to Exhibit 10.2 of Flora’s Form 8-K filed with the SEC on February 5, 2025).

10.19+	Form of Securities Purchase Agreement dated May 2, 2025, by and between the Company and the purchasers identified therein (incorporated by reference to Exhibit 10.1 of Flora’s Form 8-K filed with the SEC on May 2, 2025)

10.20+	Form of Unvested Stock Appreciation Rights Agreement, dated June 30, 2025 (incorporated by reference to Exhibit 10.1 of Flora’s Form 8-K filed with the SEC on June 30, 2025)

10.21+	Form of Vested Stock Appreciation Rights Agreement, dated June 30, 2025 (incorporated by reference to Exhibit 10.2 of Flora’s Form 8-K filed with the SEC on June 30, 2025)

10.22+#	Flora Growth Corp. 2022 Incentive Compensation Plan, as amended (incorporated by reference to Exhibit 4.1 of Flora’s Form 8-K filed with the SEC on June 30, 2025),

10.23+†	Form of Securities Purchase Agreement, dated as of September 19, 2025, by and between the Company and the Cash Investors identified therein (incorporated by reference to Exhibit 10.1 of Flora’s Form 8-K filed with the SEC on September 23, 2025)

10.24+†	Form of Securities Purchase Agreement, dated as of September 19, 2025, by and between the Company and the Token Investors identified therein (incorporated by reference to Exhibit 10.2 of Flora’s Form 8-K filed with the SEC on September 23, 2025)

10.25+†	Form of Securities Purchase Agreement, dated as of September 19, 2025, by and between the Company and the Note Investor identified therein (incorporated by reference to Exhibit 10.3 of Flora’s Form 8-K filed with the SEC on September 23, 2025)

10.26+†	Form of Securities Purchase Agreement, dated as of September 22, 2025, by and between the Company and Zero Gravity Labs Inc. (incorporated by reference to Exhibit 10.4 of Flora’s Form 8-K filed with the SEC on September 23, 2025)

10.27+	Equity Transfer and Debt Repayment Agreement, dated as of September 20, 2025 (incorporated by reference to Exhibit 10.5 of Flora’s Form 8-K filed with the SEC on September 23, 2025)

10.28+#	Employment Agreement, dated September 20, 2025, by and between Flora Growth Corp. and Daniel Reis-Faria (incorporated by reference to Exhibit 10.6 of Flora’s Form 8-K filed with the SEC on September 23, 2025)

10.29+#	Employment Agreement, dated September 20, 2025, by and between Flora Growth Corp. and Dany Vaiman (incorporated by reference to Exhibit 10.7 of Flora’s Form 8-K filed with the SEC on September 23, 2025)

10.30+#	Employment Agreement, dated September 20, 2025, by and between Flora Growth Corp. and Michael Heinrich (incorporated by reference to Exhibit 10.8 of Flora’s Form 8-K filed with the SEC on September 23, 2025)

10.31+	Sales Agreement by and among Flora Growth Corp. and Revere Securities LLC, dated September 23, 2025 (incorporated by reference to Exhibit 1.1 of Flora’s Form 8-K filed with the SEC on September 23, 2025)

10.32+	Share Purchase Agreement, dated as of November 28, 2025, by and among Flora Growth Corp. and White Lion Capital, LLC (incorporated by reference to Exhibit 10.1 to Flora’s Form 8-K, filed with the SEC on November 28, 2025).

10.33+	Registration Rights Agreement, dated as of November 28, 2025, by and among Flora Growth Corp. and White Lion Capital, LLC (incorporated by reference to Exhibit 10.2 to Flora’s Form 8-K, filed with the SEC on November 28, 2025).

21.1*	Subsidiaries of the registrant

23.1*	Consent of Davidson & Company LLP, independent registered certified public accounting firm

23.2*	Consent of Fogler, Rubinoff LLP (contained in legal opinion filed as Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page to this Registration Statement)

99.1+	Unaudited Pro Forma Condensed Consolidated Financial Statements of Flora Growth Corp. (incorporated by reference to Exhibit 99.1 of Flora’s Form 8-K filed with the SEC on September 23, 2025)

107*	Filing Fee Table

__________________

+Previously filed.

* Filed herewith.

# Management contract or compensation plan or arrangement.

† Portions of this exhibit have been omitted in accordance with the rules of the SEC. Flora Growth Corp. agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on November 28, 2025.

Flora Growth Corp.

By:	"Daniel Reis-Faria"
Daniel Reis-Faria
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Reis-Faria and Dany Vaiman, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

"Daniel Reis-Faria"	Chief Executive Officer and Director	November 28, 2025
Daniel Reis-Faria	(Principal Executive Officer)

"Dany Vaiman"	Chief Financial Officer	November 28, 2025
Dany Vaiman	(Principal Financial and Accounting Officer)

"Michael Heinrich"	Executive Chairman and Director	November 28, 2025
Michael Heinrich

"Edward Woo"	Director	November 28, 2025
Edward Woo

"Manfred Leventhal"	Director	November 28, 2025
Manfred Leventhal